UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    PRIMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2011

To our fellow stockholders:

It is our pleasure to invite you to attend the 2011 Annual Meeting of Stockholders of Primerica, Inc. to be held on Wednesday, May 18, 2011 at 10:00 a.m. local time at Primerica’s home office, 3100 Breckinridge Boulevard in Duluth, Georgia. The Annual Meeting will begin with a discussion of, and voting on, the matters described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders, and will be followed by our report on Primerica’s financial performance and operations.

The attached Proxy Statement is critical to our corporate governance process. We use this document to discuss the proposals being submitted to a vote of stockholders at the Annual Meeting, solicit your vote on such proposals, provide you with information about our Board of Directors and certain executive officers, and inform you of the steps we are taking to fulfill our responsibilities to you as stockholders.

Your vote is important to us. It is important that your views be represented whether or not you plan to attend the Annual Meeting. The recommendations of our Board of Directors are included with the description of each proposal in this Proxy Statement and the Board recommends that stockholders vote “FOR” proposals 1, 2, 3 and 4 and in favor of a triennial vote in response to proposal 5. We encourage you to take the time to read each of the proposals and vote promptly using the Internet, by telephone, or by mailing a completed proxy card or voting instruction form.

We look forward to seeing you at the 2011 Annual Meeting. For your convenience, directions to the Annual Meeting are provided on the back of this document.

If you cannot attend in person, you may listen to a live webcast of the 2011 Annual Meeting at our website, www.investors.primerica.com. On behalf of our management and directors, we want to thank you for your continued support and confidence in our company.

Sincerely,

D. RICHARD WILLIAMS	JOHN A. ADDISON, JR.
Chairman of the Board and	Chairman of Primerica Distribution and
Co-Chief Executive Officer	Co-Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT!

PLEASE REVIEW THE ATTACHED MATERIALS AND SUBMIT YOUR VOTE PROMPTLY

USING THE INTERNET, BY TELEPHONE, OR BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2011

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Primerica, Inc., a Delaware corporation (“Primerica” or the “Company”), will be held at 10:00 a.m., local time, on Wednesday, May 18, 2011 at Primerica’s home office, 3100 Breckinridge Boulevard, Duluth, Georgia, 30099, for the following purposes:

1.	to elect, as members of the Board of Directors to serve for the ensuing three years, the two nominees named in the accompanying Proxy Statement;

2.	to approve an amendment to the Primerica, Inc. 2010 Omnibus Incentive Plan;

3.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

4.	to consider an advisory vote on executive compensation (the “Say-on-Pay” vote);

5.	to consider an advisory vote to determine stockholder preference on the frequency of the Say-on-Pay vote (the “Say-When-on-Pay” vote); and

6.	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of record of the Company’s common stock at the close of business on March 21, 2011, the record date for voting at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

PETER W. SCHNEIDER

Corporate Secretary

Duluth, Georgia

March 31, 2011

Please note that attendance at the Annual Meeting will be limited to stockholders of Primerica, Inc. or their authorized representatives as of the record date. You will be required to provide the admission ticket that is detachable from your proxy card or other evidence of ownership. If your shares are held by a bank or broker, please bring your bank or broker statement evidencing your beneficial ownership of the Company’s common stock as of the record date to gain admission to the Annual Meeting.

3100 Breckinridge Boulevard

Duluth, Georgia 30099

PROXY STATEMENT

Primerica, Inc. (“Primerica” or the “Company”) is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors (the “Board” or the “Board of Directors”) of proxies for the Company’s 2011 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 18, 2011 at 10:00 a.m., local time, in the Dream Theater located at Primerica’s home office, 3100 Breckinridge Boulevard, Duluth, Georgia 30099.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires the Company to provide annually to its stockholders. The Proxy Statement is also used by the Board of Directors to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person. The Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the Proxy Committee are John A. Addison, Jr., Peter W. Schneider and D. Richard Williams.

This Proxy Statement is being made available to the holders of the Company’s common stock beginning on or about March 31, 2011.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a stockholder of record of the Company’s common stock as of the close of business on March 21, 2011 (the “record date”). Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the outstanding shares of the Company’s common stock as of the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, there were issued and outstanding 73,187,837 shares of the Company’s common stock. Shares represented by valid proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of the Company’s common stock I hold?

Each share of the Company’s common stock represented at the Annual Meeting is entitled to one vote.

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What proposals will require my vote?

You are being asked to vote on the following proposals:

•	the election of the two director nominees named in this Proxy Statement (Proposal 1);

•	the approval of an amendment to the Primerica, Inc. 2010 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) (Proposal 2);

•	the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2011 (“fiscal 2011”) (Proposal 3);

•	the consideration of an advisory vote on executive compensation (the “Say-on-Pay” vote) (Proposal 4); and

•	the consideration of an advisory vote to determine stockholder preference on the frequency of the Say-on-Pay vote (the “Say-When-on-Pay” vote) (Proposal 5).

Your proxy will give the members of the Proxy Committee the authority to vote on any other business properly coming before the Annual Meeting and any adjournments or postponements thereof.

What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1: Election of Directors

The two nominees who receive the highest number of properly executed votes will be elected as directors for the ensuing three years. Any shares that are not voted (whether by abstention or otherwise) will have no impact in determining the election of directors.

Proposal 2: Approval of an Amendment to the Omnibus Incentive Plan

Approval of this proposal requires approval by the holders of a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote.

Proposal 3: Ratification of the Appointment of KPMG

Approval of this proposal requires approval by the holders of a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote.

Proposal 4: Say-on-Pay Vote

Approval of this proposal requires approval by the holders of a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. This is an advisory vote and is therefore not binding.

Proposal 5: Say-When-on-Pay Vote

There will be no approval or adoption of a resolution or proposal relating to this matter. Rather, the Board will consider the results of the vote and other relevant information in establishing the Company’s policy on the frequency of future advisory votes on executive compensation.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

•	“FOR” election of the two director nominees named in this Proxy Statement (Proposal 1);

•	“FOR” approval of the amendment to the Omnibus Incentive Plan (Proposal 2);

•	“FOR” ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2011 (Proposal 3);

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•	“FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers as described in this Proxy Statement (Proposal 4); and

•	in favor of the option that calls for future Say-on-Pay votes to be held every three years (Proposal 5).

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name and are not held through a broker, then you have four voting options. You may vote:

•	over the Internet at the web address noted on the proxy card that you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone through the number noted on the proxy card that you received;

•	by signing and dating your proxy card and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.

If you are a beneficial holder, meaning that your shares are held through a broker, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

What is the difference between a registered stockholder and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a registered stockholder with respect to those shares. Registered stockholders, and non-employee holders of restricted stock granted under the Omnibus Incentive Plan or shares of stock purchased under the Primerica, Inc. Stock Purchase Plan (the “Stock Purchase Plan”) will receive proxy materials, including a proxy card, by mail.

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial holder of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote or to revoke voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct how your broker, bank or other nominee votes your shares. Beneficial holders may vote in person only if they have a legal proxy to vote their shares as described below.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange (the “NYSE”), to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the meeting. The ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2011 is considered a routine matter.

The election of directors, approval of the amendment to the Omnibus Incentive Plan and advisory votes on matters that relate to executive compensation are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a broker non-vote. In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you cast your vote if you want your shares to be represented at the Annual Meeting.

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Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this in one of the following three ways:

•	vote again using the Internet or by telephone prior to the Annual Meeting; or

•	sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	attend the Annual Meeting in person and cast a ballot.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then the Proxy Committee will vote the shares represented by valid proxy cards in accordance with its members’ best judgment. Notwithstanding the foregoing, the Proxy Committee will not use its discretionary voting authority with respect to any validly conducted solicitation in opposition of the Board’s recommendations. In addition, shares represented by valid proxy cards that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the Annual Meeting will not be voted on those other matters and will not be counted in determining the number of votes cast with respect to those other matters. At the time this Proxy Statement was printed, management did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the vote, and Ms. Deborah Baker, a representative of Carl T. Hagberg and Associates, will act as the independent inspector of elections for the Annual Meeting and will certify the final vote.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, it means that you have multiple accounts holding shares of the Company’s common stock with brokers and/or our transfer agent. You will need to vote separately with respect to each set of proxy materials that you receive. Please vote all of the shares you own.

How do I vote the shares that I purchased through the Stock Purchase Plan?

If you are a registered stockholder and you own shares of the Company’s common stock through the Stock Purchase Plan, and the accounts are registered in the same name, you will receive one package of proxy materials representing your combined shares. If your accounts are registered in different names, then you will receive separate packages of proxy materials. If you own shares only through the Stock Purchase Plan, then you will receive a set of proxy materials representing those shares. If you hold shares through the Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern time on May 17, 2011, unless you vote in person at the Annual Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no impact on the outcome of the vote.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Primerica stockholders, members of their immediate families or their named representatives. You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of

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ownership of the Company’s common stock. If your shares are held by a bank or broker, then please bring your bank or broker statement evidencing your beneficial ownership of the Company’s common stock as of the record date to gain admission to the Annual Meeting. The Company reserves the right to limit the number of named representatives who may attend the Annual Meeting.

How can I listen to the live webcast of the Annual Meeting?

You may listen to a live webcast of the Annual Meeting at www.investors.primerica.com. The webcast will allow you to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live webcast, please submit your vote prior to the Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at www.investors.primerica.com until at least June 17, 2011. Registration to listen to the webcast will be required.

We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

Who is soliciting proxies?

The Board is soliciting your proxy. The expense of preparing and, when required, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Solicitation will be made principally by mail. In addition to soliciting stockholders by mail, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial owners of the Company’s common stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

IN ORDER THAT YOUR SHARES OF THE COMPANY’S COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE, AND MAIL THE PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY OR FOLLOW THE DIRECTIONS PROVIDED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 18, 2011:

The Proxy Statement and the 2010 Annual Report are available at www.investors.primerica.com.

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MATTERS TO BE VOTED ON

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, each of whom was elected to serve a staggered term expiring at the Company’s Annual Meeting of Stockholders in 2011, 2012 or 2013. As of the conclusion of the Annual Meeting, the size of our Board will be fixed at eight members.

Nominees for Director

The two directors named below have been nominated to be elected at the Annual Meeting for an additional three-year term. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The term of office for each person elected as a director will continue until the 2014 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. The following is a brief description of the business experience, qualifications and skills of each of the two nominees for director.

John A. Addison, Jr., age 53, was elected to our Board in October 2009. He is the Chairman of Primerica Distribution, has served as our Co-Chief Executive Officer since 1999 and has served our company in various capacities since 1982 when he joined us as a business systems analyst. Mr. Addison has served in numerous officer roles with Primerica Life Insurance Company (“Primerica Life”), a life insurance underwriter, and Primerica Financial Services, Inc. (“PFS”), a general agent, both of which are subsidiaries of Primerica. He served as Vice President and Senior Vice President of Primerica Life. He also served as Executive Vice President and Group Executive Vice President of Marketing. In 1995, he became President of PFS and was promoted to Co-Chief Executive Officer in 1999. Mr. Addison earned his B.A. in Economics from the University of Georgia and his M.B.A. from Georgia State University.

Mr. Addison brings to the Board his 11 years of experience as our Co-Chief Executive Officer and nearly 30 years of understanding our Company and our business, along with general management and marketing expertise.

Robert F. McCullough, age 68, was elected to our Board in March 2010. He has been a private investor since January 2007. He previously was Senior Partner of investment fund manager Invesco Ltd. (formerly AMVESCAP PLC) from June 2004 to December 2006. Prior thereto, he was Chief Financial Officer of AMVESCAP PLC from April 1996 to May 2004. Mr. McCullough joined the New York audit staff of Arthur Andersen LLP in 1964, served as Partner from 1972 until 1996, and served as Managing Partner in Atlanta from 1987 until 1996. Mr. McCullough also serves on the boards of Acuity Brands, Inc. and Schweitzer-Mauduit International, Inc. Mr. McCullough was a member of the board of directors of Converge, Inc. from 2006 to 2009 and a director of Mirant Corporation from 2003 to 2006. He received his B.B.A. in Accounting from the University of Texas at Austin.

Mr. McCullough brings to our Board expertise in senior management, finance and accounting, corporate governance, and mergers and acquisitions (“M&A”). In particular, the Board considered his broad perspective in accounting, financial controls and financial reporting matters and his extensive audit experience based on his lengthy career in public accounting and his experience serving as the chairman of the audit committees of several public companies.

The two nominees who receive the highest number of properly executed votes will be elected as directors. Any shares that are not voted (whether by abstention or otherwise) will have no impact in determining the election of directors. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the election of the nominees listed above.

The Board recommends a vote FOR the election of the two nominees set forth above.

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Incumbent Directors—Term Expiring 2012

The following is a brief description of the business experience, qualifications and skills of each director who is continuing in office as director with a term expiring at the Company’s Annual Meeting of Stockholders in 2012.

D. Richard Williams, age 54, was elected to our Board in October 2009. He is Chairman of the Board of Directors, has served as our Co-Chief Executive Officer since 1999 and has served our Company since 1989 in various capacities, including as the Chief Financial Officer and Chief Operating Officer of PFS. Mr. Williams joined the American Can Company, a manufacturing company and predecessor to Citigroup Inc., in 1979 and eventually headed the company’s Acquisition and Development area for financial services and was part of the team responsible for the acquisition of Primerica. He serves on the boards of trustees for the Fernbank Museum of Natural History, the Woodruff Arts Center and the Anti-Defamation League Southeast Region. Mr. Williams earned both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Williams has led our company as Co-Chief Executive Officer for 11 years and brings to our Board over 20 years of knowledge of the Company’s business, finances and operations along with expertise in senior management, finance, M&A, strategic planning, and risk and asset management.

Daniel Zilberman, age 37, was elected to our Board in April 2010. He is a Partner of Warburg Pincus & Co. and a Managing Director of private equity firm Warburg Pincus LLC (collectively, “Warburg Pincus”), where he focuses on investments in insurance companies, banks, asset managers and service providers to the financial services industry. Prior to joining Warburg Pincus in 2005, Mr. Zilberman worked at private equity firm Evercore Capital Partners from 2003 to 2005 and investment bank Lehman Brothers from 1997 to 1999 and 2001 to 2002. Mr. Zilberman received a B.A. in International Relations from Tufts University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

Mr. Zilberman has been designated by Warburg Pincus to be one of our directors pursuant to its rights under the Securities Purchase Agreement, by and among Citi, Primerica and Warburg Pincus dated as of February 8, 2010. For a description of transactions between the Company and Warburg Pincus, see “Related Party Transactions — Transactions with Warburg Pincus in Connection with the Securities Purchase Agreement.”

Mr. Zilberman brings to our Board experience in general management, finance, M&A, strategic planning, government and regulatory affairs, and investment banking and capital markets.

Barbara A. Yastine, age 51, was elected to our Board in December 2010. She has been the Chief Administrative Officer of Ally Financial, Inc., a bank holding company, since May 2010. In this role, she has oversight responsibility for the risk, compliance, legal and technology areas and serves as the Chair of Ally Bank, a wholly owned subsidiary of Ally Financial. Prior to joining Ally, she served as a Principal of Southgate Alternative Investments, a start-up diversified alternative asset manager, beginning in June 2007. From August 2004 through June 2007, Ms. Yastine was self-employed as an independent consultant. Before that, she was Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citi and its predecessor companies, where during her 15 year tenure, she received numerous promotions, culminating with serving as the Chief Financial Officer of Citi’s Global Corporate and Investment Bank. During her tenure at Citi, she also served as Chief Auditor, Chief Administrative Officer of Citi’s Global Consumer Group and Executive Vice President and Chief

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Financial Officer of Citifinancial and its predecessors. Ms. Yastine began her career at a Citi predecessor as Director of Investor Relations. She graduated with a B.A. in Journalism from New York University, where she also earned her M.B.A.

Ms. Yastine brings to our Board expertise in general management, risk and asset management, finance and strategic planning. In particular, the Board considered her significant current and past experience serving in senior management positions in the investment banking and capital markets industries.

Incumbent Directors — Term Expiring 2013

The following is a brief description of the business experience, qualifications and skills of each director who is continuing in office as director with a term expiring at the Company’s Annual Meeting of Stockholders in 2013.

P. George Benson, age 64, was elected to our Board in April 2010. He has been the President of the College of Charleston in Charleston, South Carolina since February 2007. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. From July 1993 to June 1998, Mr. Benson served as Dean of the Rutgers Business School at Rutgers University and, prior to that, Mr. Benson was on the faculty of the Carlson School of Management at the University of Minnesota from 1977 to 1993, where he served as Director of the Operations Management Center from 1992 to 1993 and head of the Decision Sciences Area from 1983 to 1988. Mr. Benson currently serves as Chair-elect of the Board of Directors for the Foundation for the Malcolm Baldrige National Quality Award, was Chairman of the Board of Overseers for the Baldrige Award Program from 2004 to 2007 and was a national judge for the Baldrige Award from 1997 to 2000. He also serves as a member of the boards of directors of AGCO Corporation and Crawford & Company. Mr. Benson was a member of the board of directors of Nutrition 21, Inc. from 1998 to 2010. Mr. Benson received a B.S. degree in Mathematics from Bucknell University, completed graduate work in operations research in the Engineering School of New York University and earned a Ph.D. in business from the University of Florida.

Mr. Benson brings to our Board significant expertise in academics, senior management, corporate governance, strategic planning, risk and asset management, and finance. In particular, the Board considered his experience managing the College of Charleston’s administrative staff of over 800, budget of over $200 million and endowment of over $50 million, as well as his service on the boards of directors of other public companies and as a member of their audit committees.

Michael E. Martin, age 55, was elected to our Board in April 2010. He is a Partner of Warburg Pincus & Co. and a Managing Director of private equity firm Warburg Pincus LLC, where he is co-head of Warburg Pincus’ financial services group. Prior to joining Warburg Pincus in 2009, Mr. Martin was President of Brooklyn NY Holdings, LLC, a private investment company, from 2006 to 2008. Mr. Martin worked at UBS Investment Bank from 2002 to 2006, where he served as a vice chairman and managing director of UBS Investment Bank and a member of its board of directors and Global Executive Committee. He has held senior positions at investment bank Credit Suisse First Boston, serving there from 1987 to 2002, and practiced corporate law at law firm Wachtell, Lipton, Rosen & Katz from 1983 to 1987. Mr. Martin also serves on the board of directors of SLM Corporation and National Penn Bancshares, Inc. and he was a member of the board of directors of BPW Acquisition Corp. from 2008 to 2010. Mr. Martin received a B.S. in economics from Claremont Men’s College and a J.D. from Columbia University School of Law.

Mr. Martin has been designated by Warburg Pincus to be one of our directors pursuant to its rights under the Securities Purchase Agreement, by and among Citi, Primerica and

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Warburg Pincus dated as of February 8, 2010. For a description of transactions between the Company and Warburg Pincus, see “Related Party Transactions — Transactions with Warburg Pincus in Connection with the Securities Purchase Agreement.”

Mr. Martin brings to our Board expertise in general management, legal, corporate governance, finance, executive compensation, strategic planning, risk and asset management, investment banking and capital markets, and M&A.

Mark Mason, age 41, was elected to our Board in March 2010. He is the Chief Operating Officer for Citi Holdings, an operating segment of Citi that comprises financial services company Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios. Mr. Mason joined Citi in 2001. He has also served as the Chief Financial Officer for Citi Holdings, Chief Financial Officer and Head of Strategy and M&A for Citi’s Global Wealth Management Division, Chief of Staff to Citi’s Chairman and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for Citigroup Real Estate Investments and Vice President of Corporate Development at Citi. Prior to joining Citi, Mr. Mason was Director of Strategy and Business Development at technology equipment manufacturing company Lucent Technologies. He received a Bachelor of Business and Administration in finance from Howard University and an M.B.A. from Harvard Business School.

Mr. Mason has been designated by Citi to be one of our directors. For a description of transactions between the Company and Citi, see “Related Party Transactions — Transactions with Citi in Connection with Our Initial Public Offering.”

Mr. Mason brings to our Board expertise in general management, finance, strategic planning, M&A, and investment banking and capital markets.

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PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

On March 31, 2010, the Board of Directors and Citigroup Inc. (“Citi”), our then sole stockholder, adopted the Omnibus Incentive Plan. In order to ensure that we have adequate shares to make annual grants to key employees and non-employee directors and continue our field equity program for a multi-year period, the Company’s stockholders are being asked to approve an amendment to the Omnibus Incentive Plan to increase the shares available for issuance under the Omnibus Incentive Plan from 8,800,000 shares to 10,800,000 shares. The Compensation Committee of the Board (the “Compensation Committee”) adopted this amendment to the Omnibus Incentive Plan on March 22, 2011, subject to the approval of the stockholders, and the Board recommends that stockholders approve this amendment to the Omnibus Incentive Plan at the Annual Meeting.

The purposes of the Omnibus Incentive Plan are to align the long-term financial interests of employees, directors, members of our sales force and other service providers of Primerica with those of Primerica’s stockholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies, and to provide incentives to those individuals who contribute significantly to the long-term performance and growth of Primerica and its subsidiaries.

As of February 28, 2011, there were 2,990,676 shares available for future grants under the Omnibus Incentive Plan (after giving effect to the 2011 awards to employees). There were originally 8,800,000 shares available for issuance under the Omnibus Incentive Plan.

The Omnibus Incentive Plan permits the grant of cash awards as well as stock options, restricted stock units (“RSUs”), restricted stock, deferred stock, stock appreciation rights (“SARs”), performance awards and other stock-based awards (collectively, “stock awards”). Individuals eligible to receive awards and grants under the Omnibus Incentive Plan include employees, directors, consultants and advisors of the Company and its subsidiaries as well as independent sales representatives. As of December 31, 2010, there were four independent directors, eight executive officers, approximately 300 employees other than executive officers and approximately 4,000 independent sales representatives who were eligible to receive awards under the Omnibus Incentive Plan.

Plan Benefits

We expect to issue annual restricted stock awards (or, in the case of our employees in Canada, RSUs) to our employees, including our named executive officers. Provided that the recipient of the restricted stock award remains employed by us, the award will vest in equal annual installments over three years, subject to accelerated vesting in the event of the participant’s involuntary termination of employment other than due to disability or for cause.

We expect to continue to offer members of our sales force the opportunity to earn deferred stock awards through our quarterly incentive compensation program. Deferred stock awards will vest immediately but will generally be subject to sale restrictions that will lapse over three years. All members of the sales force at the level of regional vice president (“RVP”) or above are eligible to participate in the quarterly incentive compensation program.

Future equity grants under the Omnibus Incentive Plan (as well as any performance-based cash bonuses granted under the Omnibus Incentive Plan) will be made to eligible participants (including our named executive officers and other employees, directors, consultants, advisors and members of our sales force) at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Omnibus Incentive Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary cash awards or equity grants under the Omnibus Incentive Plan. The Company is not obligated to make any future grants of awards under the Omnibus Incentive Plan.

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A summary of the principal features of the Omnibus Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan that is included as Exhibit 10.20 to our Annual Report on Form 10-K for the year ended December 31, 2010.

Shares Available for Issuance

The amendment increases the shares reserved for issuance under the Omnibus Incentive Plan from 8,800,000 shares to 10,800,000 shares. As of February 28, 2011, the 10,800,000 shares represented 13.4% of the outstanding shares of the Company’s common stock on a fully diluted basis (including outstanding RSUs).

As of February 28, 2011, an aggregate of 3,078,941 restricted stock awards and 3,049,391 RSUs were outstanding under the Omnibus Incentive Plan. As a result, 2,671,668 shares were available for future grant under the Omnibus Incentive Plan.

If any stock award granted under the Omnibus Incentive Plan expires or is cancelled, forfeited or otherwise terminated, without having been delivered in full, or if any stock award is reacquired or repurchased by the Company prior to vesting, the shares covered by such stock award would again be available for use under the Omnibus Incentive Plan.

Administration and Eligibility

The Omnibus Incentive Plan is administered by our Compensation Committee. To the extent required for employees subject to Section 162(m) of the Internal Revenue Code (the “Code”), the plan administrator consists of an independent committee of the Board that complies with the applicable requirements of Section 162(m) of the Code and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee determines which employees, directors, consultants, advisors, and members of our sales force are eligible to receive awards under the Omnibus Incentive Plan. In addition, the Compensation Committee interprets the Omnibus Incentive Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Omnibus Incentive Plan or any awards granted under the Omnibus Incentive Plan as it deems appropriate.

Award Limits

In any calendar year, no more than one million shares may be granted in stock awards to any one participant.

Types of Awards

All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as provided in the Omnibus Incentive Plan. The following types of awards may be made under the Omnibus Incentive Plan.

Restricted Stock.    A restricted stock award is an award of outstanding shares of the Company’s common stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to indicate a voting preference with respect to the shares underlying their awards.

Deferred Stock.    A deferred stock award is an unfunded, unsecured promise to deliver shares of the Company’s common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period (unless the awards are subject to performance-vesting criteria).

Stock Units.    A stock unit is an award denominated in shares of the Company’s common stock that may be settled either in shares or cash, subject to terms and conditions determined by the Compensation Committee.

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Nonqualified Stock Options.    An award of a nonqualified stock option grants a participant the right to purchase, after a vesting period, a certain number of shares of the Company’s common stock during a specified term in the future at an exercise price equal to at least 100% of the fair market value of the Company’s common stock on the grant date. The term of a nonqualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid with cash, shares of the Company’s common stock already owned by the participant, or with a portion of the proceeds from a sale of the shares subject to the option. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Options.    An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value of the Company’s common stock on the grant date, a term of no more than 10 years, and the grant is from a plan that has been approved by stockholders.

Stock Appreciation Rights.    A SAR entitles the participant to receive an amount equal to the difference between the fair market value of a share of the Company’s common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of the Company’s common stock on the grant date), multiplied by the number of shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the fair market value of a share of the Company’s common stock as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or shares of the Company’s common stock.

Stock Payments.    Subject to limits in the Omnibus Incentive Plan, the Compensation Committee may issue unrestricted shares of the Company’s common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines. A stock payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Cash Awards.    The Compensation Committee may issue awards that are payable in cash, as deemed by the Committee to be consistent with the purposes of the Omnibus Incentive Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria. The Omnibus Incentive Plan provides that the maximum amount of a cash award that may be granted during any annual performance period to any employee subject to Section 162(m) of the Code may not exceed $10 million.

Performance Criteria

Awards granted under the Omnibus Incentive Plan may be subject to specified performance criteria. Performance criteria are based on our attainment of performance measures pre-established by the Compensation Committee, in its sole discretion, based on one or more of the following:

•	return on total stockholders equity;

•	earnings per share of the Company’s common stock;

•	net income;

•	earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•	sales or revenues;

•	return on assets, capital or investment;

•	market share;

•	cost reduction goals;

•	implementation or completion of critical projects or processes;

•	cash flow;

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•	gross or net profit margin;

•	achievement of strategic goals;

•	growth and/or performance of our sales force;

•	operating service levels; and

•	any combination of, or a specified increase in, any of the foregoing.

The performance criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code or to the extent that an award is not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee, in its sole discretion, may designate additional business criteria on which the performance criteria may be based or may adjust, modify or amend the previously mentioned business criteria. Performance criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. The Compensation Committee, in its sole discretion, shall make equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles (“GAAP”), or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

Reimbursement or Cancellation of Certain Awards

Awards granted under the Omnibus Incentive Plan may be subject to forfeiture if, after a termination of employment or service, the participant engages in certain activities that are materially injurious to or in competition with Primerica. Certain awards may be subject to forfeiture or repayment if they were based on performance metrics that are later determined to be materially inaccurate. In addition, the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if it determines that an award that was granted, vested or paid based on the achievement of performance criteria would have not been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements.

Deferrals

The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as such Committee determines in its sole discretion. In addition, the Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent Primerica or any subsidiary from being denied a federal income tax deduction with respect to an award granted under the Omnibus Incentive Plan. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of awards constituting deferred compensation under Section 409A of the Code, where such postponement would cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which various types of compensation may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Adjustments

The Omnibus Incentive Plan provides that the Compensation Committee will make appropriate equitable adjustments to the maximum number of shares available for issuance under the Omnibus Incentive Plan and

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other limits stated in the Omnibus Incentive Plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in our capital structure (including a change in the number of shares of the Company’s outstanding common stock) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. The Compensation Committee, in its sole discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or Primerica.

Change of Control

The Omnibus Incentive Plan provides that, unless otherwise set forth in a participant’s award agreement or employment agreement, all awards that are assumed or substituted in connection with a Change of Control transaction (as defined in the Omnibus Incentive Plan) will become fully vested, exercisable and free of restrictions, and any performance conditions on those awards will be deemed to be achieved if the participant’s employment or service is terminated by Primerica without cause (as defined in the Omnibus Incentive Plan) within 24 months following the Change of Control. In addition, the Omnibus Incentive Plan provides that, unless otherwise set forth in a participant’s award agreement, all awards that are not assumed or substituted in connection with the Change of Control transaction will become fully vested, exercisable and free of restrictions and any performance conditions on those awards will be deemed to be achieved immediately upon the occurrence of the Change of Control transaction.

In addition, in the event of a Change of Control transaction, the Compensation Committee may, in its sole discretion so long as doing so would not result in adverse tax consequences under Section 409A of the Code, provide that each award will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per share of the Company’s common stock in the Change of Control over the exercise or purchase price (if any) per share of the Company’s common stock subject to the award, multiplied by the number of shares of the Company’s common stock subject to the award.

Amendment and Termination

The Omnibus Incentive Plan may be further amended or terminated by the Board at any time, but no amendment may be made without stockholder approval if it would materially increase the number of shares available under the Omnibus Incentive Plan, materially expand the types of awards available under the Omnibus Incentive Plan or the class of persons eligible to participate in the Omnibus Incentive Plan, materially extend the term of the Omnibus Incentive Plan, materially change the method of determining the exercise price of an option or SAR granted under the Omnibus Incentive Plan, delete or limit the prohibition against repricing, or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE. Notwithstanding the foregoing, with respect to awards subject to Section 409A of the Code, any termination, suspension or amendment of the Omnibus Incentive Plan must conform to the requirements of Section 409A. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the Omnibus Incentive Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

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United States Federal Income Tax Consequences of Plan Awards

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Omnibus Incentive Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock.    A participant generally will not be taxed at the time of the grant of the restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time.

Employees may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, Primerica will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Deferred Stock.    A participant will generally not recognize taxable income on a deferred stock award until shares subject to the award are distributed. Upon distribution, the fair market value of the shares of the Company’s common stock will be recognized as ordinary income. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.

Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Primerica will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Stock Units.    Awards of stock units are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards.

Nonqualified Stock Options.    Generally, a participant will not recognize taxable income on the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Company’s common stock received on the date of exercise and the option cost (number of shares exercised multiplied by the exercise price per share). Primerica will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Incentive Stock Options.    No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, Primerica will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option. However, the excess of the fair market value over the exercise price of the shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s

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gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired.

If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such disqualifying disposition will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Primerica will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights. Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash -settled) or the difference between the fair market value of the Company’s common stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether the shares of the Company’s common stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, Primerica will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.

Stock Payments.    A participant will generally recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Cash Awards.    A participant will generally recognize taxable income upon the payment of a cash award, in an amount equal to the amount of the cash received. Primerica will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Withholding.    To the extent required by law, Primerica will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as Primerica deems advisable to enable Primerica and the participant to satisfy withholding and tax obligations related to any awards.

Securities Authorized for Issuance

under Equity Compensation Plans

The following table sets forth certain information relating to our equity compensation plans at December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders:
Primerica, Inc. 2010 Omnibus Incentive Plan	2,656,577	(1)	—	(2)	3,401,141	(3)
Primerica, Inc. Stock Purchase Plan for Agents and Employees	—		—		2,419,633	(4)

Total	2,656,577		—		5,820,774

Equity compensation plans not approved by stockholders	n/a		n/a		n/a

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(1)	Consists of shares to be issued in connection with outstanding RSUs.
(2)	The only securities outstanding under the plan are RSUs.
(3)	The number of shares available for future issuance is 8,800,000 less the cumulative number of awards granted under the plan plus the cumulative number of awards cancelled under the plan.
(4)	The number of shares available for future issuance is 2,500,000 less the cumulative number of shares issued under the plan.

Stockholder Approval

In order to be effective, the amendment to the Omnibus Incentive Plan to increase the shares available for issuance thereunder from 8,800,000 shares to 10,800,000 shares must be approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the amendment to the Omnibus Incentive Plan.

The Board recommends a vote FOR the amendment to the Omnibus Incentive Plan.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2011. Although stockholder ratification of the appointment of KPMG is not required, the Board of Directors believes that submitting the appointment to the stockholders for ratification is a matter of good corporate governance. For a description of the fees paid to KPMG, see “Fees and Services of the Independent Registered Public Accounting Firm — Fees Paid to the Independent Registered Public Accounting Firm.”

One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

In order to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2011, the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting must vote in favor of ratification. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the ratification of KPMG.

The Board recommends a vote FOR the ratification of KPMG.

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory Say-on-Pay vote. The Say-on-Pay vote is required by Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the related rules of the SEC. The Say-on-Pay vote is advisory and, therefore, not binding on the Company, our Board of Directors or our Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our executive compensation program as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, each of whom is critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals, and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis section for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the year ended December 31, 2010 (“fiscal 2010”).

The Compensation Committee created our executive compensation program in 2010 following completion of our initial public offering (“IPO”). The Compensation Committee intends to continually review the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Say-on-Pay vote gives you, as a stockholder, the opportunity to endorse or not endorse our overall executive compensation program as described in this Proxy Statement by voting for or against the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in such proxy statement.”

Although the Say-on-Pay vote is non-binding, the Board and the Compensation Committee will review the voting results. The Compensation Committee will consider the results of the Say-on-Pay vote, as well as other communication from stockholders relating to our executive compensation practices, and take them into account in future determinations concerning our executive compensation program. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the approval of executive compensation as described above.

The Board recommends a vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 5:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-WHEN-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory Say-When-on- Pay vote. Under Section 14A of the Exchange Act, the provisions of the Dodd-Frank Act and related SEC rules, this vote is required to be held at our 2011 Annual Meeting and not less frequently than once every six years thereafter. We are required to give our stockholders the opportunity to express a preference among three options: whether the Say-on-Pay vote will occur every year, every other year, or every three years. Stockholders may also choose to abstain from voting on the matter. The Say-When-on-Pay vote is advisory and, therefore, not binding on the Company, our Board of Directors or our Compensation Committee.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for Primerica and, therefore, our Board recommends that you vote in favor of a three-year interval for the advisory vote on executive compensation.

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In formulating its recommendation, our Board considered the importance of receiving regular input from our stockholders on important issues, such as our compensation policies and procedures. The Board recognizes, however, that a well-structured compensation program should include plans that drive the creation of stockholder value over the long term and do not simply focus on short-term gains. Moreover, many elements of compensation are structured over a multi-year period, disclosure is made to cover several years, and some proxy advisory firms review total stockholder returns over multi-year periods. Further, our executive compensation program is new because we became an independent public company in April 2010, and therefore we believe it would be most useful for the Compensation Committee to have time to ensure that the executive compensation program effectively accomplishes the Committee’s objectives before it is again voted upon by our stockholders.

The proxy card and voting instruction form give you four options: you can choose whether the Say-on-Pay vote should be conducted every year, every other year, or every three years, or you can abstain. Stockholders will not be voting to approve or disapprove the recommendations of the Board of Directors.

Although the Say-When-on-Pay vote is non-binding, the Board and the Compensation Committee will consider the results of the Say-When-on-Pay vote, as well as other communications from stockholders in determining the frequency of future Say-on-Pay votes. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the non-binding option recommended by our stockholders. Unless otherwise instructed, the Proxy Committee will vote proxies held by them in favor of a three-year frequency on the Say-on-Pay vote as described above.

The Board recommends a vote for the option of once every three years as the preferred frequency for an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

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CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines that are posted on the corporate governance page of the Company’s website at www.investors.primerica.com and are available in print to stockholders who request a copy. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to matters such as director responsibilities, compensation, and access to management. In addition, the Corporate Governance Guidelines address the use of outside advisors, management succession and the annual self-assessment of the Board.

Board Structure

The Board is currently comprised of nine directors. As of the conclusion of the Annual Meeting, the size of the Board will be fixed at eight members. The Company’s Certificate of Incorporation gives the Board the right to set the number of directors at no less than three members and no more than 15 members.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. The Board does not have a policy as to whether the roles of Chairman of the Board and Co-Chief Executive Officer should be separate or whether the Chairman of the Board should be a management or a non-management director. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman of the Board.

The Company’s leadership structure has a combined Chairman of the Board and Co-Chief Executive Officer. Under the Company’s Bylaws, the Chairman of the Board presides over meetings of the Board and meetings of the stockholders, while the Co-Chief Executive Officers have general and active management of the business, affairs and property of the Company, subject to the supervision and oversight of the Board. Mr. Williams has served as Chairman of the Board and Co-Chief Executive Officer since October 2009.

In March 2011, the Nominating Committee recommended and the Board appointed Mr. Martin to serve as the Lead Director. The Lead Director’s responsibilities include:

•	consulting with the Chairman of the Board of Directors regarding the agenda for meetings of the Board;

•	scheduling and preparing agendas for meetings of independent directors;

•	presiding over meetings of independent directors and executive sessions of meetings of the Board in which employee directors are excluded;

•	acting as principal liaison between independent directors and the Chairman of the Board on sensitive issues; and

•	raising issues with management on behalf of the independent directors when appropriate

The Board has adopted a number of corporate governance-related measures to provide what it views as an appropriate balance between the respective needs for dependable strategic leadership by Mr. Williams as the Chairman of the Board and Co-Chief Executive Officer and the oversight and objectivity of independent directors. For example, only two of our directors are members of management and all of the Board’s key committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are comprised entirely of independent directors, as required by the NYSE Listed Company Manual. All directors play an active role in overseeing the Company’s business both at the Board and the committee levels. In addition, directors have full and free access to members of management and the authority to retain independent financial, legal or other advisors as they deem necessary without consulting or obtaining the approval of any member of management. Also, the Board holds separate executive sessions of its non-management directors and its independent directors at least annually. In 2010, the Chair of our Compensation Committee presided over these sessions and, going forward, the Lead Director will preside over these sessions. Only one director (Mr. Mason)

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other than our Co-Chief Executive Officers is classified as non-independent by the rules of the NYSE.

The Board believes that this leadership structure — a combined Chairman of the Board and Co-Chief Executive Officer with active and strong non-management directors – is the most effective for the Company at this time. Further, the Company’s independent directors were all elected to the Board in connection with or following completion of the IPO and, therefore, have a much more limited history with the Company than our Co-Chief Executive Officers. The Board believes that having one person serve as both Chairman of the Board and Co-Chief Executive Officer is the most appropriate structure for the Company and in the best interests of our stockholders because it provides decisive and effective leadership. The Board also believes that this leadership structure, when combined with the Company’s other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction of the Board.

Independence of Directors

Mr. Addison, Chairman of Primerica Distribution and Co-Chief Executive Officer, and Mr. Williams, Chairman of the Board and Co-Chief Executive Officer, are not independent because they are members of management and employees of the Company.

Until April 7, 2010, the Company was a wholly owned subsidiary of Citi. Because of his affiliation as an officer of Citi, Mr. Mason is not considered independent under the rules applicable to companies listed on the NYSE. That rule applies to officers of former parent corporations for three years.

The Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Primerica and its subsidiaries and research conducted by management with respect to outside affiliations, the Board has determined that none of the directors has a material relationship with Primerica other than through his or her role as director, and, except as set forth above, each is independent because:

•	each satisfies the categorical standards set forth below;

•	each satisfies the independence standards set forth in Rule 10A-3 of the Exchange Act; and

•	each satisfies the criteria for independence set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

A determination of independence under these standards does not mean that a director is disinterested under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and the full Board may also consider whether any director is disinterested in any transaction brought before the Board or any of its Committees.

Categorical Standards of Independence

The Company has established categorical standards of independence for the Board, which are outlined in the Company’s Corporate Governance Guidelines. To be considered independent for purposes of the director qualification standards, (A) the director must meet bright-line independence standards under the NYSE Listed Company Manual and (B) the Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To assist it in determining each director’s independence in accordance with the NYSE’s rules, the Board has established guidelines, which provide that a director will be deemed independent unless:

(i)

(A) the director is an employee, or an immediate family member of the director is an executive officer, of the Company or any of its affiliates, or (B) the director was an employee, or the director’s immediate family member was an executive officer, of

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the Company or any of its affiliates during the immediately preceding three years;

(ii)	(A) the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation from the Company or any of its affiliates, or an immediate family member of the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation for services as an executive officer of the Company or any of its affiliates, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (B) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the immediately preceding three years;

(iii)	(A) the director is a current partner or employee of a firm that is the Company’s internal or independent auditor, (B) an immediate family member of the director is a current partner of such a firm, (C) an immediate family member of the director is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member of the director was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(iv)	(A) an executive officer of the Company serves on the board of directors of a company that, at the same time, employs the director, or an immediate family member of the director, as an executive officer, or (B) Primerica and the company of which the director or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(v)	(A) the director is a current executive officer or employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or two percent (2%) of such other company’s consolidated gross revenues, or (B) Primerica and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(vi)	the director serves as an executive officer, director or trustee, or his or her immediate family member who shares the director’s household serves as an executive officer, director or trustee, of a charitable organization, and within the last three years, discretionary charitable contributions by the Company to such organization, in the aggregate in any one year, exceed the greater of $1 million or two percent (2%) of that organization’s total annual charitable receipts;

(vii)	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

(viii)	the director has, or his or her immediate family member has, a personal services contract with the Company; or

(ix)	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company.

Independence of Committee Members

As of December 31, 2010, the Audit and Compensation Committees were fully independent in accordance with the NYSE Listed Company Manual and the Board’s

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director independence standards described above. Further, as permitted by the transition rules included in the NYSE Listed Company Manual, a majority of the members of the Nominating Committee were independent as of December 31, 2010. All of the members of the Nominating Committee will be independent as of April 1, 2011. Among other things, the transition rules require that a company listing its common stock on the NYSE in conjunction with an initial public offering must have at least a majority of independent members of each of the Audit Committee, Compensation Committee and Nominating Committee within 90 days of the effective date of its registration statement, and fully independent committees within one year of such effective date.

No member of the Audit Committee receives any compensation from Primerica other than directors’ fees and no member of the Audit Committee is an affiliated person of Primerica (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards of audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Members of the Compensation Committee meet the additional standards applicable to outside directors under Section 162(m) of the Code and qualify as non-employee directors as defined in Rule 16b-3 under the Exchange Act.

Committees of the Board

The Board has three standing committees that assist the Board in carrying out its duties: the Audit Committee; the Compensation Committee; and the Nominating Committee. The charter of each committee is available on the Company’s website at www.investors.primerica.com and may be obtained, without charge, by contacting the Corporate Secretary, Primerica, Inc., 3120 Breckinridge Boulevard, Duluth, Georgia 30099.

The following chart shows information regarding the membership of each of the Board’s standing committees as of December 31, 2010 and, if the director is not deemed independent, a footnote explains the reason therefor.

Name	Audit	Compensation	Nominating and Corporate Governance
John A. Addison, Jr. (1)
P. George Benson	✓	✓
Michael E. Martin		Chair	✓
Mark Mason (2)			Chair (3)
Ellyn A. McColgan	✓
Robert F. McCullough	Chair	✓
D. Richard Williams (1)
Barbara A. Yastine
Daniel Zilberman			✓

Number of fiscal 2010 meetings	11	11	4

(1)	Employee of Primerica.
(2)	Employee of Citi (the Company’s former parent).
(3)	As of April 1, 2011, Mr. Mason will not serve on any committees of the Board because he is not considered independent under the NYSE Listed Company Manual.

As of April 1, 2011, the Audit Committee will consist of Mr. McCullough (Chair), Mr. Benson and Ms. Yastine; the Compensation Committee will consist of Mr. Martin (Chair), Mr. McCullough and Ms. Yastine; and the Nominating and Corporate Governance Committee will consist of Mr. Benson (Chair), Mr. Martin and Mr. Zilberman.

Audit Committee

The Audit Committee’s primary purpose is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the Company’s financial reporting process and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices were established in accordance with applicable requirements. Further, the Audit Committee retains and terminates the Company’s independent auditors and approves services and fees of the independent auditors.

The Board has determined that all Audit Committee members are financially literate as

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required by the NYSE Listed Company Manual. The Board has further determined that the Chairman of the Audit Committee qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC, and that all of such members are independent as required by the NYSE Listed Company Manual.

Compensation Committee

The Compensation Committee is responsible for overseeing the Company’s overall human resources compensation program, including executive compensation, incentive plans, benefit plans and equity plans. The Compensation Committee approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of the Company’s equity plans and executive bonus plans. The Compensation Committee also reviews and approves principal elements of total compensation for the Company’s Co-Chief Executive Officers and recommends to the Board principal elements of total compensation for the Company’s named executive officers and employment agreements for certain of the Company’s executive officers. Further, the Compensation Committee is responsible for reviewing and recommending the compensation of non-management directors to the full Board, as well as reviewing and recommending directors’ and officers’ indemnification and insurance matters.

The Compensation Committee may delegate certain powers and functions with respect to employee benefit plans to the plan administration committee or to the respective plan administrators, or other appropriate committees or individuals, if such delegation is consistent with the Company’s overall compensation policies, provided however, that the Compensation Committee may not delegate the power to: (i) create, authorize, approve, amend and/or terminate any new or existing incentive compensation or equity-based plan in which members of Senior Management or directors participate; or (ii) terminate, or substantially reduce or freeze benefits or future accruals under, any plan other than welfare benefit plans.

The Compensation Committee meets with the General Counsel to discuss, evaluate and review the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives and takes such action as the Compensation Committee deems necessary to limit risks relating to compensation. See “Corporate Governance — Board’s Role in Risk Oversight.”

Nominating and Corporate Governance Committee

The Nominating Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring the Company’s compliance with such policies, practices and guidelines. The Nominating Committee is also responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees to be considered for election at the next annual meeting of stockholders, and leading the Board in its annual review of the Board’s performance. The Nominating Committee’s policy with regard to director candidates submitted by stockholders is to consider such submissions in accordance with the procedures described below under “— Director Nomination Process.” Finally, the Nominating Committee is responsible for oversight of executive succession planning.

Director Attendance at Board, Committee and Annual Meetings

During fiscal 2010, the Board held five meetings, including two telephonic meetings. Each director attended more than 75% of the meetings of the Board held during his or her term and of the Committees of the Board on which he or she served during fiscal 2010. The non-management directors meet separately in regularly scheduled executive sessions, and the independent directors meet in their own executive session at least annually. During fiscal 2010, Mr. Martin presided at the executive

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sessions of the non-management directors and the independent directors. In March 2011, the Board appointed Mr. Martin to serve as the Lead Director.

Directors are expected to attend annual meetings of stockholders of the Company.

Role of Compensation Consultant

For fiscal 2010, the Compensation Committee retained James L. Reda & Associates LLC (“James L. Reda & Associates”) as its independent consultant to advise the Compensation Committee with respect to employment agreements for the named executive officers. James L. Reda & Associates performed no other work for the Company in fiscal 2010. Pursuant to its charter, the Compensation Committee has the sole authority to approve the consultant’s fees and retention terms.

James L. Reda & Associates assisted the Compensation Committee by, among other things, providing external market data on compensation practices and programs of peer group companies. Specifically, the Compensation Committee asked James L. Reda & Associates to collect data from the peer group companies to assess base salary, bonus opportunity, bonus paid, long-term incentive practice and perquisites. For a description of James L. Reda & Associates’ responsibilities, see “Executive Compensation — Compensation Discussion and Analysis — Questions and Answers Related to Our 2010 Executive Compensation — Compensation Consultant Role.”

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent consultant for the fourth quarter of 2010 and for fiscal 2011 and determined that the Company would not retain Pearl Meyer for any projects in fiscal 2011 without the prior consideration and consent of the Compensation Committee. Pearl Meyer’s responsibilities include:

•	reviewing drafts of meeting agendas, materials, and minutes, as requested;

•	reviewing the work of any other consultants;

•	reviewing drafts of major management proposals;

•	bringing any concerns or issues to the attention of the Committee Chair;

•	annually evaluating the competitiveness of executive pay;

•	annually evaluating the competitiveness of outside director pay;

•	preparing materials for the Compensation Committee in advance of meetings;

•	attending at least one Compensation Committee meeting each year;

•	annually reviewing and commenting on compensation-related proxy disclosures;

•	periodically reviewing the Compensation Committee Charter;

•	periodically reviewing executive compensation tally sheets;

•	teleconferences with the Committee chair and management;

•	being available for additional consultation to the Committee Chair; and

•	undertaking special projects at the request of the Committee Chair.

Communicating with Our Board of Directors

Stockholders and other interested persons may communicate with the Chair of the Audit Committee or Mr. Martin (who has been designated as the Company’s Lead Director and presides over meetings of independent directors and non-management directors), in care of the Company’s Corporate Secretary at the Company’s principal executive office address at 3120 Breckinridge Boulevard, Duluth, Georgia 30099. Further, stockholders and other interested persons may communicate with the Company’s non-management directors or independent directors, each as a group, in care of the Company’s Corporate Secretary at the Company’s principal executive office address. Stockholders and other interested persons may also communicate with the Board by sending an e-mail message to boardofdirectors@primerica.com; with the

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Audit Committee by sending an e-mail message to auditcommittee@primerica.com; with the non-management directors by sending an e-mail message to nonemployeedirectors@primerica.com; or with our Chairman by sending an email message to chairman@primerica.com. The Company’s General Counsel or, solely with respect to matters that are not reasonably likely to have legal implications for the Company, the Compliance and Ethics Officer shall:

•	report communications of concerns relating to accounting, finance, internal controls, or auditing matters to the Audit Committee;

•	investigate communications of concerns relating to conduct of employees, including concerns related to internal policies;

•	report communications of concerns relating to non-compliant behavior, such as allegations of violations of the Company’s Code of Conduct or antitrust violations, to the Audit Committee; and

•	determine whether to maintain or discard the following communications received:

–	bulk mail,

–	solicitations to purchase products or services, and

–	all other communications that do not fall into the specific categories noted above.

If the correspondence is specifically marked as a private communication for the Board of Directors (or a specific member or members of the Board), the Corporate Secretary will not open or read the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Director Nomination Process

In discharging its responsibility, the Nominating Committee receives input from the Chairman of the Board, other directors and, if applicable, the Nominating Committee’s independent professional search firm. It also considers and evaluates any candidates recommended by stockholders, as described below.

The Board has determined that its members should bring to the Company a broad range of experience, knowledge and judgment. The candidate must be prepared to represent the interests of the Company and all its stockholders, not the interests of particular constituencies. The Nominating Committee and the Board have not established specific minimum age, education, years of business experience or specific types of skills for potential candidates. The factors considered by the Nominating Committee and the Board in their review of potential candidates include whether:

•	the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

the candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board;

•

the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the Company operates;

•	the candidate has financial expertise;

•

the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

•	the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and

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•	the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The Nominating Committee carefully reviews all current directors and director candidates in light of these factors based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of the stockholders. In reviewing a candidate, the Nominating Committee considers the integrity of the candidate and whether the candidate would be independent as defined in the Corporate Governance Guidelines and in the NYSE Listed Company Manual. The Nominating Committee expects a high level of involvement from the directors and reviews, if applicable, a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

The Nominating Committee decides whether to further evaluate each candidate and may select an independent professional search firm to assist in the discharge of its duties. The evaluation includes a thorough reference check, interaction and interviews, and discussions about the candidate’s qualifications, availability and commitment. After discussion of each candidate’s qualifications, the Chair of the Nominating Committee interviews each candidate. The Nominating Committee Chair selects certain candidates to be interviewed by the Chairman of the Board and other members of the Nominating Committee. The Nominating Committee reviews the results of all interviews and makes a recommendation to the full Board with respect to the election of the candidate to the Board. The Board expects all candidates recommended to the Board to have received the approval of all members of the Nominating Committee.

Any stockholder who wishes to have the Nominating Committee consider a candidate is required to give written notice of the stockholder’s intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Stockholder Information — Procedures for Business Matters and Director Nominations for Consideration at the 2012 Annual Meeting of Stockholders —Notice Requirements for Nomination of Directors.” A proposed nomination that does not comply with these requirements will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by stockholders.

Board’s Role in Risk Oversight

The Board is ultimately responsible for establishment of our risk management framework and responsibility for significant policies resides with the Audit Committee under powers delegated by the Board. The Board believes that having a combined Chairman and Co- Chief Executive Officer provides a unique perspective on risk oversight. Our most senior executive officers are responsible for collaborating with the Audit Committee to provide oversight to the risk management process, and prioritize and validate key risks. Management is then responsible for implementing the Board-approved risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. Management periodically reports to the Audit Committee on the effectiveness of its management of material business risks.

The Audit Committee administers its risk oversight role through the Board committee structure as well. Each Board committee is responsible for monitoring and reporting on the material risks associated with its respective subject matter areas. The Audit Committee is responsible for oversight of our accounting and financial reporting processes, the integrity of our financial statements, and the review, and approval or ratification of, any related party transactions; the Compensation Committee is responsible for the oversight of risks associated with our compensation practices, including limiting instances in which compensation could be tied to excessive risk taking by management; and the Nominating Committee is responsible for corporate governance risks, including

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director independence and succession planning. In terms of overseeing the broader company-wide risk management program, the Audit Committee is responsible for ensuring all risk areas are being monitored by senior management, reported to the Board or appropriate Board committee and being addressed as needed. Additionally, the Board of Directors collectively reviews and is responsible for risks associated with our strategic plans. See “Executive Compensation — Compensation Discussion and Analysis —Risks Related to Compensation Policies and Practices.”

Citi provided internal audit services to the Company while the Company was a wholly-owned subsidiary of Citi. In 2010, management discussed its risk profile with the Board, hired a Chief Auditor and established an internal audit program. In 2011, management intends to conduct an enterprise-wide review of the major risks facing the Company and present a status update of these processes to the Board of Directors. The enterprise-wide assessment is expected to include a comprehensive review of the business and related risks; an assessment and ranking of the identified main risks based on their likelihood and the severity of the consequences, including both financial and non-financial impacts; and plans to manage and mitigate such risks.

Our Board and our Audit Committee are briefed regularly by our Chief Auditor and General Counsel. The Audit Committee uses the results of its discussions with our Chief Auditor to set the audit schedule for the internal audit group. Our internal audit group identifies, assesses and assists management in addressing and managing risks by using the Integrated Framework by the Committee of Sponsoring Organizations of the Treadway Commission, also known as the COSO framework. Our General Counsel provides quarterly reports to the Audit Committee on compliance matters.

Board Diversity

Diversity is very important to our Company. We strive to offer an inclusive business environment that offers and benefits from diversity of people, thought, and experience. This also holds true for our Board. Although we have no formal, separate written policy, pursuant to our Corporate Governance Guidelines, the Board annually reviews the appropriate skills and characteristics of its members in light of the current composition of the Board, and diversity is one of the factors used in this assessment. In addition, in identifying a director candidate, the Nominating Committee and the Board consider and discuss diversity, among the other factors discussed above, with a view toward the role and needs of the Board as a whole. When identifying director nominees, the Nominating Committee and the Board generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board.

Code of Conduct

The Code of Conduct applies to all employees, directors, and officers of the Company and its subsidiaries. The Code of Conduct is posted on the Corporate Governance page of the Company’s website at www.investors.primerica.com and is available in print to stockholders who request a copy. The Company also has made available an Ethics Hotline, whereby employees can anonymously report a violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on the Company’s website.

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EXECUTIVE COMPENSATION

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals whom we refer to as our named executive officers. Our named executive officers consist of our Co-Chief Executive Officers, our Chief Financial Officer and our three other most highly compensated executive officers during 2010.

The subsections within the Executive Compensation section are intended to be read together, and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, see “Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

In this Executive Compensation section, the terms we, our, and us refer to management, the Company and, as applicable, the Compensation Committee (the “Compensation Committee” or “Committee”) of the Company’s Board of Directors.

Report of the Compensation Committee1

The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and this Proxy Statement.

COMPENSATION COMMITTEE:

Michael E. Martin, Chair

P. George Benson

Robert F. McCullough

Compensation Committee Interlocks and Insider Participation

As of December 31, 2010, the Compensation Committee consisted of Messrs. Martin, Benson and McCullough. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Discussion and Analysis (“CD&A”)

Our 2010 named executive officers were:

•	D. Richard Williams — Chairman of the Board and Co-Chief Executive Officer;

•	John A. Addison, Jr. — Chairman of Primerica Distribution and Co-Chief Executive Officer;

•	Gregory C. Pitts — Executive Vice President and Chief Operating Officer;

•	Alison S. Rand — Executive Vice President and Chief Financial Officer;

•	Peter W. Schneider — Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer; and

•	Glenn J. Williams — President.

Executive Summary

The primary focus of this CD&A is the compensation program in effect for our named executive officers during 2010. Fiscal 2010 was a very unique year for Primerica. Prior to completion of our IPO in April 2010, Primerica was a wholly-owned subsidiary of Citi and therefore our executive compensation levels were determined and set by Citi. Upon completion of the IPO, our Board of Directors created the Compensation Committee with the primary responsibilities of overseeing

1	The material in the 2010 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

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Primerica’s executive compensation strategy, determining compensation levels for our executives (including the named executive officers), and approving pay programs that are aligned with our strategy, our performance objectives, and our stockholders’ expectations. The Compensation Committee is comprised of three independent directors and it has engaged an independent consultant to assist it in fulfilling its responsibilities.

As is typical with the IPO of a subsidiary, new executive compensation arrangements for 2010 were developed as part of the IPO planning and implementation process. The key components of 2010 executive compensation included a special, IPO-related one-time equity grant to our named executive officers (as well as other key employees and sales force leaders) and employment agreements for each named executive officer specifying his or her base salary, annual short-term incentive opportunity, eligibility for annual long-term incentive awards, and severance benefits in the event of various termination events. In addition to the core elements of the compensation program, the Committee has also approved executive stock ownership requirements and stock holding periods (until ownership requirements are achieved). The Omnibus Incentive Plan includes clawback language (which will be expanded to the extent required by the SEC in a manner consistent with rules expected to be adopted in connection with the Dodd-Frank Act).

Fiscal 2010 was a successful year for Primerica and operating results were strong. Operating revenues were $963.5 million, up 4% over 2009, and operating income before income taxes was $252.9 million, up 4% over 2009. Net operating income was $161.5 million in 2010 compared with $158.4 million in 2009. Recruiting was up 4% in 2010 compared to 2009. The size of our life-licensed insurance sales force decreased 4.9% to 94,850 at December 31, 2010 compared to 99,785 at December 31, 2009. Based on these results, the Compensation Committee granted cash incentive compensation awards for 2010 performance at or near 100% of target for all named executive officers.

The Company’s common stock price increased from its public offering price of $15.00 to its closing price on December 31, 2010 of $24.25. The IPO-related one-time equity grants increased in value commensurate with the stock price increase from which all stockholders benefitted. The cash component of variable incentive awards was paid following certification of financial results for 2010 and the equity component was paid in the form of restricted stock that vests in equal installments on the first three anniversaries of the grant date. This payout structure seeks to balance creating incentives for short-term performance while also rewarding long-term stockholder value creation.

For 2011, there are expected to be very few changes to the executive compensation program. Base salaries will remain at 2010 levels and the incentive compensation program will continue to focus on key financial and operating metrics as well as individual performance. The Compensation Committee will consider this program in determining the size of both cash bonuses and equity incentive awards earned by named executive officers for 2011 performance. Management and the Compensation Committee will also monitor anticipated rules from the SEC to implement various provisions of the Dodd-Frank Act for adoption in late 2011 and disclosure in 2012.

Questions and Answers Related To Our 2010 Executive Compensation

Compensation Program Objectives

Q: What are the objectives of the Company’s compensation program for its named executive officers?

A: Our executive compensation program was designed to achieve the following primary objectives:

•	linking pay and performance in the near term through the use of cash incentive opportunities based on Company and individual performance;

•

aligning executive and stockholder interests over the long-term through the use of stock-based incentive awards tied to performance, retention and stockholder value creation (stock price appreciation and dividends);

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•

avoiding pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance, or otherwise fail to promote the creation of long-term stockholder value; and

•	creating a compelling reward opportunity that will allow the Company to attract and retain the very best executive talent.

Compensation Elements

Q: What are the elements of the Company’s executive compensation program and what purpose does each element serve?

A: The elements of Primerica’s compensation programs for its named executive officers are described below.

Element	Key Features	Objective
Base salary	• Each named executive officer’s base salary is a fixed dollar amount, as specified in his or her employment agreement	• Create a compelling reward opportunity that will allow the Company to attract and retain the very best executive talent — Provide a guaranteed level of monthly income

Incentive awards

•   For 2010, each named executive officer’s maximum permissible payout was equal to a designated percentage of our operating income before income taxes

•   The Committee then exercised negative discretion to reduce awards

•   Target payouts were established by the Committee in June 2010, following completion of the IPO

•   A portion of the incentive award may be paid in restricted stock at the Compensation Committee’s discretion

•   The named executive officers are also eligible for incentive awards paid in the form of shares of restricted stock

•   Create a compelling reward opportunity that will allow the Company to attract and retain the very best executive talent

•   Link pay and performance in the near term through the use of cash incentive opportunities based on Company and individual performance

•   Align executive and stockholder interests over the long-term through the use of stock-based incentive awards tied to performance, retention and stockholder value creation

•   Avoid pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance or otherwise fail to promote the creation of long-term stockholder value

—   Reward named executive officers for achieving or exceeding annual financial and operating objectives

—   Provide rewards for achievement of short-term objectives that have a long-term impact on Company performance

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Element	Key Features	Objective
— Maintain executive focus on long-term Company growth — Create a meaningful link between Company performance and individual performance and rewards — Enhance retention
Retirement	• Named executive officers participate in the same 401(k) plan as do other salaried employees • Named executive officers have a pension plan that they participated in with Citi prior to the IPO	• Create a compelling reward opportunity that will allow the Company to attract and retain the very best executive talent — Enable named executive officers to build a secure retirement
Perquisites	• Perquisites are generally limited to executive physicals, spousal travel and legal costs associated with negotiation of employment agreements

•   Create a compelling reward opportunity that will allow the Company to attract and retain the very best executive talent

—   Encourage named executive officers to maintain good health

—   Ensure that executive spouses are involved and engaged, to match the involvement of the partners and spouses of our sales force

Q: How did the Committee determine the pay mix of the various elements of compensation?

A: The Committee did not target a specific percentage of fixed vs. variable pay or short-term vs. long-term compensation. Rather, the Committee sought to emphasize performance-based pay over fixed base salary and to properly balance short-term and long-term incentives based on each executive’s roles and responsibilities. The following pie charts show the mix of fixed vs. variable compensation for the Co-Chief Executive Officers and the other named executive officers (as a group) for 2010 (excluding compensation approved by Citi prior to completion of the IPO and the one-time grant of restricted shares awarded in connection with the IPO).

Co-Chief Executive Officers:

Other Named Executive Officers:

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Q: How did the Company determine the amount for each element of compensation for its named executive officers?

A: Base Salary: The Committee determined the base salaries for our named executive officers based on the following factors:

•	individual performance and past contributions to the Company;

•	the potential future contribution of the individual to the Company;

•	achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past;

•	the risk that the individual may be lured away by a competitor; and

•	market compensation data.

Our named executive officers received salary increases following completion of the IPO to take into account additional responsibilities relating to Primerica becoming an independent, publicly-traded company.

The table below sets forth the base salary of each of our named executive officers at December 31, 2010.

Name	Base Salary at December 31, 2010
D. Richard Williams	$750,000
John A. Addison, Jr.	$750,000
Gregory C. Pitts	$450,000
Alison S. Rand	$450,000
Peter W. Schneider	$450,000
Glenn J. Williams	$450,000

Incentive Awards:    In 2010, a large portion of the compensation paid to our named executive officers was variable, subject to company and individual performance. For the named executive officers, fiscal 2010 incentive opportunities were structured in terms of maximum permissible payouts corresponding with a specified percentage of operating income before income taxes. Operating income before income taxes means the income of Primerica before income taxes, adjusted to exclude the impact of unrealized gains and losses on the investment portfolio, the compensation expense relating to the equity awards made in connection with the IPO and the income related to certain ceded premium recoveries which previously had not been recognized due to the uncertain nature of their recovery. For the period from April 1 through December 31, 2010, operating income before income taxes was $194.2 million.

The table below sets forth the fiscal 2010 actual and target cash bonus, as well as the restricted stock award, total incentive award and maximum permissible payout for each named executive officer. The Committee applied negative discretion to reduce the incentive awards from the maximum permissible payment.

Messrs. R. Williams and Addison would have been awarded an aggregate of $2,500,000 in restricted stock awards, but they requested that the Compensation Committee reallocate $1,500,000 of their awards to create an additional equity award pool to be issued to sales representatives in 2011. As a result, the stock awards granted to Messrs. R. Williams and Addison in 2011, as reflected in the table that follows, constitute only 40% of the value of stock awards they would have been granted, and the remaining 60% of such value will be used, as they have requested, for equity awards to sales representatives in 2011. In 2010, the Company’s sales representatives received equity awards with an aggregate value of approximately $63.4 million, based on the closing price of our common stock at December 31, 2010. In addition, the Company made IPO shares available to certain sales representatives; shares purchased by such sales representatives were valued at approximately $59.4 million at December 31, 2010.

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Name	Actual Cash Bonus	Target Cash Bonus	Restricted Stock Award	Total Incentive Award	Maximum Permissible Payout as a Percentage of Operating Income Before Income Taxes
D. Richard Williams	$1,500,000	$1,500,000	$500,000	$2,000,000	2.5%
John A. Addison, Jr.	$1,500,000	$1,500,000	$500,000	$2,000,000	2.5%
Gregory C. Pitts	$250,000	$250,000	$400,000	$650,000	1.0%
Alison S. Rand	$300,000	$300,000	$400,000	$700,000	1.0%
Peter W. Schneider	$600,000	$600,000	$450,000	$1,050,000	1.0%
Glenn J. Williams	$410,000	$400,000	$450,000	$860,000	1.0%

The Committee applied negative discretion to reduce incentive awards under the incentive compensation program from the maximum permissible payout. In determining the incentive award for each named executive officer, the Committee considered the successful completion of the IPO, the contribution of each named executive officer to the Company’s successes and the performance of each named executive officer.

Cash Awards:    In each case, the named executive officer was paid a cash incentive award that the Committee believed appropriately reflected such executive’s respective significant contributions to achieving the Company’s performance in 2010. Incentive compensation for 2010 was performance-based but, due to the Company’s completion of the IPO in April, was not based on the achievement of specific individual performance objectives.

The executive employment agreements provide that the Committee has discretion to determine any portion of the annual cash incentive award that is to be paid in equity, provided that the portion of the 2010 incentive award paid in equity could not exceed the amount by which the applicable annual cash award exceeded the target award. Because the named executive officers received awards at or near target, the Committee did not award any portion of the cash incentive award in shares of restricted stock.

EquityAwards:    In February 2011, the Committee granted equity awards to the named executive officers based on their contributions to achieving the Company’s performance in 2010. These awards were granted under the Omnibus Incentive Plan and were performance-based but due to the Company’s completion of the IPO in April, were not based on the achievement of specific individual performance objectives.

Name	Number of Shares of Restricted Stock	Value of Restricted Stock on Grant Date (1)
D. Richard Williams	19,379	$500,000
John A. Addison, Jr.	19,379	$500,000
Gregory C. Pitts	15,503	$400,000
Alison S. Rand	15,503	$400,000
Peter W. Schneider	17,441	$450,000
Glenn J. Williams	17,441	$450,000

(1)	Based on the closing price of $25.80 on February 18, 2011, the trading day immediately preceding the February 22, 2011 grant date.

Q: What were the individual goals of the Company’s named executive officers for 2010?

A: Due to uncertainty relating to the timing of the IPO, the named executive officers did not establish individual goals for 2010. The named executive officers have set individual goals for 2011, which have been approved by the Committee.

Q: Did the Committee rely on peer group companies in setting compensation for the Company’s named executive officers?

A: The Committee reviewed peer analyses as part of its process of evaluating and setting compensation for the Company’s named executive officers. However, the Committee did not target a specific percentile against market benchmarks primarily because of the limited benchmarks available and because the Committee chose to focus instead on variables

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such as historical compensation levels and internal pay equity and to pay at a level commensurate with performance.

Q: Does the Committee have any discretion to increase or decrease the size of any award or payout to the named executive officers under the Company’s executive compensation incentive plans?

A: Yes, the Committee has the discretion to reduce bonus payouts under the incentive program from the maximum permissible payout. See “How did the Company determine the amount for each element of compensation for its named executive officers? — Incentive Awards” above.

Q: Does Primerica provide for the clawback of the compensation of its named executive officers?

A: The Omnibus Incentive Plan provides that the Committee may require the reimbursement of cash or forfeiture of equity awards if the Committee determines that an award that was granted, vested or paid based on the achievement of performance criteria would have not been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements. The clawback language will be expanded to the extent required by the SEC in a manner consistent with rules expected to be adopted in connection with the Dodd-Frank Act.

Q: What other benefits does Primerica provide to its named executive officers?

A: As with all other employees, all of our named executive officers are eligible to participate in our employee health benefit programs, including health and dental insurance plans, and a life insurance program on the same terms as other employees. In addition, all employees receive dividends on unvested restricted stock, and regular employees are entitled to a Company match of employee contributions to our 401(k) plan.

Q: What were the differences, if any, in compensation policies and programs with respect to individual named executive officers in 2010?

A: Our compensation policies are similar for all of our named executive officers, with the following exceptions:

•	the Co-Chief Executive Officer employment agreements have a five-year term, while the other named executive officer employment agreements have a three-year term;

•

the Co-Chief Executive Officer employment agreements provide that base salary will be subject to annual review and may be increased but not decreased, while the other named executive officer employment agreements provide that base salary will be subject to annual review after three years and may be increased or decreased as a result of such review;

•

our Co-Chief Executive Officers are eligible to earn up to 200% of their base salaries under our incentive compensation program, while the other named executive officers can earn up to an amount specified by the Committee;

•

our Co-Chief Executive Officers, along with their spouses and dependents, are entitled to medical benefits for 18 months if their employment is terminated by us for cause or by them without good reason or as a result of nonrenewal of their employment agreements. None of our other named executive officers is entitled to such benefits;

•

our Co-Chief Executive Officers, along with their spouses and dependents, are entitled to lifetime participation in the Company’s medical benefits, at their own expense depending on the circumstances of termination. None of our other named executive officers is entitled to such benefits; and

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•

our Co-Chief Executive Officers are entitled to additional payments in the event they are obligated to pay taxes under Section 280G of the Code in connection with a change of control of the Company that occurs on or before the third anniversary of our IPO. None of our other named executive officers is entitled to such payments.

Equity Grants

Q: Did the Committee grant equity awards to the Company’s named executive officers in 2010?

A: In connection with the IPO, the Board awarded one-time equity grants to our named executive officers (as well as to other key employees and sales force leaders). At that time, the Board consisted solely of employee directors. These equity grants were approved by Citi and the shares underlying the grants were contributed to the Company by Citi in connection with the IPO. The size of the grants is not reflective of annual equity grants that are expected to be made in fiscal 2011 and thereafter under the incentive compensation program.

In February 2011, the Committee granted equity awards to our named executive officers based on individual and Company performance in 2010. The grant date value of these awards was between 6% and 30% of the grant date value of the awards made in connection with the IPO.

Q: How does the Committee determine grant dates for equity awards?

A: The Committee approves all stock awards. The grant date is the date the awards are approved by the Committee. We do not coordinate equity grants with the release of material information. Further, the Committee does not accelerate or delay equity grants in response to material information, nor does the Company delay the release of material information for any reason related to the making of equity grants.

2011 Compensation

Q: Have there been any other actions with respect to executive compensation since the end of 2010?

A: Since the end of fiscal year 2010, the Committee has determined the extent to which the Company achieved the 2010 performance objectives required to earn cash and equity incentive awards. The Committee has also agreed on the performance metrics that will be considered in determining 2011 cash and equity incentive awards. See “What are the performance objectives for 2011?” below. In addition, the Committee retained Pearl Meyer to advise it with respect to executive and director compensation in 2011.

Q: What are the performance objectives for 2011?

A: For fiscal 2011, the Committee intends to consider individual goals, as well as the Company’s operating income before income taxes, operating revenues, and size of our life sales force, in determining the amount of the incentive awards to named executive officers.

Q: How difficult will it be to attain the 2011 financial objectives?

A: The 2011 financial objectives for operating income before income taxes and operating revenues were intended by the Committee to be aggressive but achievable. We cannot predict with any degree of certainty how difficult it will be to achieve these 2011 financial objectives. Management believes that the 2011 objective relating to size of life sales force is extremely aggressive. Even where the Company’s financial objectives are achieved, we do not know how the performance of each named executive officer will impact his or her actual payout.

Q: What executive compensation policies is the Committee planning to implement going forward?

A: The Committee has no present intention to adopt any new compensation policies, except as may be required by the Dodd-Frank Act and related SEC rules.

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Post-Termination Compensation

Q: What retirement benefits does Primerica provide to its named executive officers?

A: In July 2010, the Company adopted a 401(k) plan. All regular employees, including our named executive officers, are eligible to participate in our 401(k) plan. The Company matches employee contributions to our 401(k) plan at a rate of 100% on the first 4% of pay and 50% on the next 2% of pay. The Company has no deferred compensation plan or defined pension plan for its named executive officers or other employees.

Q: Does the Company provide any of its named executive officers with post-termination compensation?

A: Yes, the Company has entered into employment agreements with each named executive officer that provides for severance and change of control benefits under specified circumstances. These agreements generally provide for payments and other benefits if the named executive officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause or leaving employment for good reason, as these terms are defined in the respective officer’s employment agreement. Upon a change of control (as defined in the agreements) of the Company, each named executive officer may terminate his or her employment for good reason. Additional information regarding the employment agreements is found under the heading “Executive Compensation — Employment Agreements with Named Executive Officers” below, and a quantification of benefits that would have been received by the named executive officers had termination occurred on December 31, 2010 is found under the heading “Executive Compensation — Potential Payments and Other Benefits Upon Termination or Change of Control”.

The Committee believes that these severance and change of control benefits are an important part of a competitive overall compensation arrangement for the named executive officers, are consistent with the objective of attracting, motivating and retaining highly talented executives and are important as a recruitment and retention device. The Committee also believes that change of control benefits will help to secure the continued employment and dedication of the named executive officers, mitigate concern that they might have regarding their continued employment prior to or following a change of control, and encourage independence and objectivity when considering possible transactions that may be in the best interests of our stockholders but may possibly result in the termination of their employment. Finally, the Committee believes that post-termination non-disclosure, non-competition and non-solicitation covenants to which the named executive officers have agreed in consideration for the Company providing these severance and change of control benefits are highly beneficial to the Company.

The Committee believes that the payment of multiples of base salary and target bonus and the accelerated vesting of restricted stock awards are consistent with competitive practices for positions at the level of the named executive officers. The potential amount of severance benefits an executive may receive in the event of a change of control did not influence the Committee’s decisions regarding other compensation elements due to the fact that a change of control may never occur during the named executive officer’s term of employment.

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Stock Ownership Guidelines

Q: Does Primerica have stock ownership guidelines for its named executive officers?

A: Yes, we currently have in place the following stock ownership guidelines:

Co-Chief Executive Officers	5 times base salary
Other Named Executive Officers	2.5 times base salary
Outside Directors	2 times annual cash fee

In determining compliance with these guidelines, stock ownership includes shares owned outright by the named executive officer (or by immediate family members) and unvested restricted stock. The participants have five years to achieve the targeted level of stock ownership. Until the ownership guidelines are satisfied, the named executive officers are required to hold 75% of the net shares (after satisfying withholding for taxes) of awards from the Company’s equity-based compensation programs. To monitor compliance with these guidelines, the Committee annually reviews the stock ownership of the named executive officers. As of December 31, 2010, all named executive officers satisfied the stock ownership guidelines and, therefore, were not subject to additional holding periods.

Q: Do any named executive officers have pre-set trading plans?

A: Primerica has authorized its named executive officers to enter into pre-set diversification plans established according to Rule 10b5-1 of the Exchange Act with an independent broker-dealer. These plans include specific instructions for the broker to sell stock on behalf of the named executive officer on a pre-determined schedule. The purpose of such plans is to enable named executive officers to recognize the value of their compensation and diversify their holdings of the Company’s common stock during periods in which the officer would otherwise be unable to buy or sell such stock because important information about Primerica had not been publicly released. As of December 31, 2010, none of our executive officers had entered into such a plan.

Q: Does Primerica permit directors and named executive officers to purchase financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s common stock?

A: Primerica’s insider trading policy provides that employees, officers and members of the Board and its subsidiaries, and their related persons, are prohibited from purchasing, selling or trading in options, warrants, puts and calls or similar instruments on the Company’s equity securities or selling the Company’s equity securities short. In addition, employees, officers and members of the Board, and their related persons, may not hold the Company’s securities in margin accounts.

Tax and Accounting Implications

Q: What are the tax implications of the Company’s compensation programs for its named executive officers?

A: While reserving our right to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, we intend generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code. Section 162(m) limits the federal income tax deductibility of compensation paid to our Co-Chief Executive Officers and to each of our four other most highly compensated executive officers (excluding our Chief Financial Officer). Under Section 162(m), we may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as qualification of the compensation as performance-based compensation under Section 162(m)).

The cash compensation (base salary and cash incentive awards) paid to our Co-Chief Executive Officers and our four other most highly compensated executive officers for fiscal 2010 was fully deductible for federal income tax purposes because it was less than $1 million per executive officer. Our incentive compensation

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plan, which provides executives the opportunity to receive cash payments and equity awards, is considered performance-based under Section 162(m). However, the restricted stock awards granted to our Co-Chief Executive Officers and each of our four other most highly compensated executive officers in fiscal 2010 in connection with the IPO did not qualify as performance-based compensation under Section 162(m). Accordingly, in 2010 the Company had compensation for the Co-Chief Executive Officers and each of the four next most highly compensated executive officers (excluding our Chief Financial Officer) that was non-deductible for federal income tax purposes.

In designing our compensation programs, we also take into consideration the impact of Section 409A of the Code. Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives deferred compensation that does not satisfy the requirements of Section 409A. Consequently, we structured our employment agreements and our equity awards in a manner intended either to avoid the application of Section 409A or to comply with its requirements.

We also consider Section 280G of the Code and related sections, which provide that our named executive officers could be subject to significant additional taxes if the total amount of payments to such officer that is contingent upon a change of control of Primerica (within the meaning of Section 280G), including payments under our incentive plan that vest upon a change of control, equals or exceeds three times the executive’s base amount (generally, the individual’s average annual compensation for the five calendar years immediately preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as parachute payments under Section 280G. A portion of such payments would not be deductible by the Company, and the executive would be subject to a 20% excise tax on such portion of the payments. The employment agreements between the Company and our named executive officers attempt to minimize the likelihood of lost deductions and the imposition of excise taxes should a change of control transaction occur. However, there is no assurance that payments actually received by each of the executives in connection with a change of control transaction, if one were to occur, will be deductible by the Company or will not be subject to an excise tax. The ultimate determination would depend on various factors at the time a change of control transaction occurs, including transaction price, the actual base amount and other variables that cannot presently be predicted.

Q: How does the Company account for its compensation programs for its named executive officers?

A: Base salaries and cash incentive awards are expensed over the period in which they are earned. As such, the 2010 cash incentive award, which was earned during 2010 and paid in March 2011, was recorded during fiscal 2010.

Equity incentive awards to our named executive officers consist of restricted stock awards. The financial effects of granting restricted stock are recognized in accordance with GAAP. As such, the restricted stock is measured at fair value on the date of grant and expensed during the requisite service period for those shares of restricted stock that are expected to vest. The requisite service period for this restricted stock matches the vesting period and is three years from the date of grant. At each reporting date, the Company evaluates the total number of shares of restricted stock that it expects to vest, including those awarded to named executive officers, taking into account estimated forfeitures. Compensation expense is recorded for those restricted stock awards expected to vest over the vesting period. If the number of restricted stock awards expected to vest changes, a cumulative adjustment is recorded at the time, taking into account the service period already elapsed. Compensation expense is based upon the grant date market price for most awards. The expense is recorded over the vesting period, which is three years from the date of grant. The classification of the expense associated with the restricted stock in our Consolidated Statement of Income follows the same classification as salary and cash incentive awards for our executives. The expense

39

associated with these awards is not capitalized and is classified within Other Operating Expenses on our Consolidated Statement of Income.

Q: What tools does the Committee use to set compensation of the Company’s named executive officers?

A: The Committee reviews executive officer tally sheets at least annually to better understand the level of each named executive officer’s compensation. These tally sheets set forth all components of compensation, a summary of the outstanding equity holdings of each named executive officer and the value of such holdings under various assumed share prices, the value of benefit plans and programs and perquisites. The tally sheets also set forth the estimated value that each of our named executive officers would realize upon separation under various scenarios, including voluntary termination of employment with and without good reason, involuntary termination of employment with and without cause, termination of employment in connection with a change of control, and death or disability. The Committee uses these tally sheets when considering adjustments to base salaries and awards of stock-based or other compensation and in establishing incentive plan opportunity levels.

Compensation Consultant Role

Q: What is the role of the consultants retained by the Committee?

A: Prior to the IPO, the election of independent directors to the Board and the creation of the Committee in April 2010, management retained Towers Watson & Co. (“Towers Watson”) to advise it with respect to executive and director compensation and one-time equity grants to executives and senior management made in connection with the IPO. Towers Watson also was retained by management to advise management with respect to the Company’s broad-based plans, including health and welfare plans and the Company’s 401(k) plan. During fiscal 2010, the Company paid Towers Watson approximately $155,000 in consulting fees with respect to executive and director compensation and approximately $1.5 million for other consulting projects, including compensation structure, investment policy review, vendor selections for health and group benefits, and 401(k) implementation.

The Board established the Compensation Committee upon completion of the IPO in April 2010. The Committee has the sole authority to retain and to terminate any compensation consultant engaged to assist in the evaluation of executive and director compensation. The Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisers. The Committee retained James L. Reda & Associates to provide information, analyses and advice with respect to executive officer employment agreements. James L. Reda & Associates does not provide services to management or the Company, and interactions between James L. Reda & Associates and management generally were limited to discussions on behalf of the Committee and information presented to the Committee for approval.

The Committee retained Pearl Meyer as its independent compensation consultant for the fourth quarter of 2010 and for 2011. Pearl Meyer does not provide services to management or the Company, and interactions between Pearl Meyer and management generally were limited to discussions on behalf of the Committee and information presented to the Committee for approval.

Executive Officer Role

Q: What is the role of executive officers in setting compensation of our named executive officers?

A: Other than our Co-Chief Executive Officers, who participate in setting the compensation of the other executive officers through their recommendations to the Committee, our named executive officers do not directly participate in determining their compensation.

Q: How was compensation for the named executive officers set?

A: For the named executive officers other than the Co-Chief Executive Officers, as well as for

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the Company’s other executive officers, our Co-Chief Executive Officers made recommendations for each individual’s compensation package to the Committee. In making these recommendations, the Co-Chief Executive Officers considered the individual’s performance and past contributions to the Company, the potential future contribution of the individual to the Company and achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be lured away by a competitor and market compensation data. The Committee then discussed these recommendations with the Co-Chief Executive Officers. The Committee further reviewed and discussed these recommendations in executive sessions, and as part of these discussions the Committee discussed the proposed compensation and retention programs with representatives from its outside compensation consultant.

For the Co-Chief Executive Officers, the Committee directly determined the compensation and retention package, considering the employment agreements and receiving input, recommendations and market data as it deemed appropriate from the Committee’s independent compensation consultant, the Company’s compensation consultant and management. In addition to being reviewed and approved by the Committee, the compensation package for the Co-Chief Executive Officers was reviewed and ratified by the Board in executive session.

Risks Related to Compensation Policies and Practices

The Company has in place a risk management discipline that is designed to capture, monitor and control the risks created by its business activities, and the Committee considers risk in developing the compensation policies and practices for all employees, including our named executive officers. Although our compensation programs are generally designed to pay for performance and provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees, including our named executive officers, are not encouraged to take unnecessary risks in managing our business.

These factors include:

•	oversight of programs (or components of programs) by committees of the Board, including the Compensation Committee;

•	internal controls that are designed to keep our financial and operating results from being susceptible to manipulation by any employee, including our named executive officers;

•	discretion provided to the Board and the Committee (including negative discretion) to set targets, monitor performance and determine final payouts;

•

oversight of Company activities by a broad-based group of functions within the organization, including Human Resources, Finance, and Legal and at multiple levels within the organization (both corporate and business unit/region);

•	a mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and stock-based compensation;

•	caps on the maximum incentive payouts available to named executive officers;

•

incentives focused primarily on the use of reportable and broad-based financial metrics (such as operating income before taxes), including a mixture of consolidated and business-specific goals, with no one factor receiving an excessive weighting;

•	service-based vesting conditions with respect to stock-based grants;

•	clawback provisions in the Omnibus Incentive Plan; and

•	the significant long-term ownership interests in the Company held by certain of our key executive officers.

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Executive Compensation Tables

Summary Compensation Table

The following table describes total compensation earned during the years ended December 31, 2010 (“fiscal 2010”) and December 31, 2009 (“fiscal 2009”) for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)*		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
(A)	(B)	(C)	(D)		(E)		(F)		(G)		(H)		(I)		(J)
D. Richard Williams	2010	$672,115	—		$10,970,200	(1)	—		$1,500,000	(2)	$18,873	(6)	$102,067	(3)	$13,263,255
Chairman of the Board and Co-Chief Executive Officer	2009	$432,502	$117,500	(4)	—		$69,347	(5)	—		$56,466	(6)	$14,700	(7)	$690,515	**

John A. Addison, Jr.	2010	$672,115	—		$10,953,700	(1)	—		$1,500,000	(2)	$25,511	(6)	$111,593	(3)	$13,262,919
Chairman of Primerica Distribution and Co-Chief Executive Officer	2009	$425,002	$125,000	(4)	—		$66,140	(5)	—		$35,826	(6)	$14,700	(7)	$666,668	**

Gregory C. Pitts	2010	$422,713	—		$1,647,130	(1)	—		$250,000	(2)	$41,468	(6)	$23,466	(3)	$2,384,777
Executive Vice President and Chief Operating Officer	2009	$297,343	$146,914	(4)	—		$63,599	(5)	—		$29,019	(6)	$14,700	(7)	$551,575	**

Alison S. Rand	2010	$419,626	—		$1,781,235	(1)	—		$300,000	(2)	$5,533	(6)	$11,146	(3)	$2,517,540
Executive Vice President and Chief Financial Officer	2009	$281,755	$170,999	(4)	$28,912	(8)	$80,900	(5)	—		$14,681	(6)	$14,700	(7)	$591,947	**

Peter W. Schneider	2010	$422,115	—		$2,703,610	(1)	—		$600,000	(2)	$3,851	(6)	$21,701	(3)	$3,751,277
Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer	2009	$395,713	$79,288	(4)	—		$114,975	(5)	—		$11,565	(6)	$14,700	(7)	$616,241	**

Glenn J. Williams	2010	$429,808	—		$2,212,130	(1)	—		$410,000	(2)	$3,099	(6)	$15,204	(3)	$3,070,241
President	2009	$315,929	$159,073	(4)	—		$60,379	(5)	—		$10,673	(6)	$14,700	(7)	$560,754	**

*	Stock awards granted in fiscal 2010 by Primerica include IPO-related one-time equity awards.
**	Bonuses for 2009 performance were paid by Citi in the form of equity grants in 2010. As a result, they are not reflected as 2009 compensation and they appear as stock awards in 2010.
(1)	Represents the award of stock-based compensation by Primerica and Citi as set forth below. For the valuation assumptions underlying the Primerica awards, see the Company’s audited financial statements for fiscal 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. For the valuation assumptions underlying the Citi awards, see Citi’s audited financial statements for fiscal 2010 included in its Annual Report on Form 10-K for the year ended December 31, 2010. The Citi awards set forth below were granted in February 2010 (prior to the IPO) for performance in fiscal 2009.

	Primerica Awards Granted in Connection with the IPO				Citi Awards Granted Prior to the IPO for 2009 Performance
	Primerica IPO Awards (a)		Primerica Conversion Shares ($) (b)	Primerica Total ($)	Citi Stock Equivalent Award ($) (c)	Sale- Restricted Citi Stock Equivalent Award ($) (d)	Citi CAP ($) Award (e)	Citi Total ($)	Total ($)
	#	($)
D. Richard Williams	575,000	$8,625,000	—	$8,625,000	$1,498,130	$847,070	—	$2,345,200	$10,970,200
John A. Addison, Jr.	575,000	$8,625,000	—	$8,625,000	$1,487,405	$841,295	—	$2,328,700	$10,953,700
Gregory C. Pitts	90,000	$1,350,000	$32,130	$1,382,130	$180,000	$85,000	—	$265,000	$1,647,130
Alison S. Rand	100,000	$1,500,000	$28,110	$1,528,110	$187,500	—	$65,625	$253,125	$1,781,235
Peter W. Schneider	115,000	$1,725,000	$48,210	$1,773,210	$578,510	$351,890	—	$930,400	$2,703,610
Glenn J. Williams	115,000	$1,725,000	$32,130	$1,757,130	$296,000	$159,000	—	$455,000	$2,212,130

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(a)	Represents a special grant awarded in connection with the IPO, none of which was vested at December 31, 2010.
(b)	Represents shares of Primerica awarded upon conversion of unvested Citi awards.
(c)	Represents the grant date value of the Company’s common stock equivalent awards awarded by Citi in January 2010 to our named executive officers for performance in fiscal 2009. These awards were fully vested on the grant date and were paid in April 2010.
(d)	Represents the grant date value of Citi’s sale-restricted common stock equivalents in January 2010 to named executive officers who met Citi’s Rule of 60 or Rule of 75 as of the grant date. These awards were fully vested on the grant date and are payable over four years.
(e)	Represents awards made by Citi in January 2010 pursuant to the Citi Capital Accumulation Program. These awards provided that they would vest and be paid out in 25% increments over the subsequent four years, but the vesting was accelerated to April 7, 2010 in connection with the IPO.

(2)	Represents incentive awards paid in cash in March 2011 for performance in fiscal 2010.
(3)	Represents dividends paid on unvested restricted stock, the 401(k) plan matching contribution for the 2010 plan year, executive healthcare benefits, spousal travel, and legal costs associated with the negotiation of employment agreements. No perquisites or personal benefits for any named executive officer exceeded the greater of $25,000 or 10% of the total except that Messrs. R. Williams and Addison each received $75,467 in legal costs related to the negotiation of their employment agreements with the Company.
(4)	Represents the sum of the cash incentives paid by Citi in January 2010 for performance in fiscal 2009 of $75,000 for each named executive officer, a lump sum retention payment made by Citi to each named executive officer in November 2009 and, in the case of Ms. Rand, a deferred cash award of $21,875 paid by Citi in respect of fiscal 2009 performance. Ms. Rand’s deferred cash award provided that it would vest and be paid out in 25% increments over the subsequent four years, but the vesting was accelerated to April 7, 2010 in connection with the IPO.
(5)	Represents the aggregate grant date fair value computed in accordance with GAAP of the stock options awarded to the named executive officers in 2009 in respect of performance for the year ended December 31, 2008. For the valuation assumptions underlying the Citi awards, see Citi’s audited financial statements for fiscal 2009 included in its Annual Report on Form 10-K for the year ended December 31, 2009.
(6)	Represents the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and The Travelers Retirement Benefits Equalization Plan. The change in pension value for 2010 for Messrs. Addison and Pitts and Ms. Rand also includes any applicable adjustment for termination from The Citigroup Pension Plan calculated at the termination date from the Plan. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.
(7)	Represents the 401(k) plan employer matching contribution paid by Citi for the 2009 plan year.
(8)	Represents Citi awards at the grant date fair value computed in accordance with GAAP, all of which were granted in October 2009. For the valuation assumptions underlying the Citi awards, see Citi’s audited financial statements for fiscal 2009 included in its Annual Report on Form 10-K for the year ended December 31, 2009.

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Salary (Column C)

These amounts reflect base salary earned by our named executive officers. For each named executive officer, salary for fiscal 2010 reflects approximately three months compensation at the salary level established by Citi and nine months compensation at the salary level established by the Committee. See “Compensation Discussion and Analysis — Questions and Answers Related to Our 2010 Executive Compensation — Compensation Elements.”

Bonus (Column D)

Primerica did not award any non-incentive cash compensation to our named executive officers in 2010.

Citi paid bonuses to our named executive officers in January 2010 in respect of 2009 performance according to the following guidelines:

•	employees who received an incentive compensation award in excess of $100,000 participated in the Citi Capital Accumulation Program (“CAP”);

•

employees participating in CAP who did not meet the Rule of 60 or the Rule of 75 received the remainder of their incentive compensation award in a combination of fully vested cash ($75,000) and fully vested common stock equivalents (“CSEs”) paid in April 2010 following the Citi 2010 annual meeting of stockholders; and

•

employees participating in CAP who did not meet the Rule of 60 or the Rule of 75 received at least 25% of their incentive compensation award in the form of long-term incentive compensation (with the relative percentage of long-term incentive compensation increasing as the total incentive compensation award increased) payable 25% in the form of deferred cash awards and 75% in the form of either restricted stock awards or deferred stock awards, each vesting over four years subject to continued employment (or, in the case of employees satisfying the Rule of 60 or the Rule of 75 on or prior to the date of grant, in fully vested CSEs, payable over four years). Each CSE represented the right to receive one share of Citi common stock subject to shareholder approval of the issuance of additional shares under the Citi equity plan at the Citi 2010 annual meeting. Deferred cash awards were paid under the Deferred Cash Award Plan. These awards were accelerated at the time of the Offering.

The Rule of 75 was met if an employee’s age plus number of full years of service with Citi, when added together, was equal to at least 75. For awards granted in 2007 or later, the Rule of 60 was met if either (i) the employee was at least age 50 and had completed a minimum of five years of service with Citi or (ii) the employee had a minimum of 20 years of service with Citi, provided that, in either event, the employee’s age plus number of full years of service equaled at least 60. As of December 31, 2010, Messrs. R. Williams, Addison and G. Williams met the Rule of 75, Mr. Pitts met the Rule of 60, Mr. Schneider met the Rule of 60 for awards granted in 2007 or later only, and Ms. Rand met neither the Rule of 75 nor the Rule of 60.

Incentive compensation paid to our named executive officers in January 2009 in respect of 2008 performance was allocated according to the following guidelines:

•	employees who satisfied the Rule of 60 or the Rule of 75 were paid a fully vested cash amount equal to 100% of their incentive compensation award;

•	employees who did not satisfy the Rule of 60 or the Rule of 75 received an incentive compensation award in excess of $100,000 participated in CAP;

•

employees participating in CAP who did not meet the Rule of 60 or the Rule of 75 received at least 25% of their incentive compensation award in the form of long-term incentive compensation (with the relative percentage of long-term incentive compensation increasing as the total incentive compensation award increased) payable 70% in the form of a deferred cash award and 30% in the form of either a restricted stock award or deferred stock

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award, each vesting over four years subject to continued employment; and

•	employees participating in CAP who met the Rule of 60 or the Rule of 75 received the remainder of their incentive compensation award in the form of a fully vested cash award.

Stock Awards (Column E)

These amounts reflect grants of Primerica restricted stock and Citi stock equivalent awards. The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP and will vary from the actual amount ultimately realized by the named executive officers. The ultimate value of the award to the employee will depend on the price of the Company’s or Citi’s common stock on the date that the restrictions lapse. Details about fiscal 2010 awards are included in the Grant of Plan-Based Awards Table.

Option Awards (Column F)

In October 2009, our named executive officers received nonqualified stock option grants under the Citi Employee Option Program (the “CEOG Options”). The exercise price of the CEOG Options is $4.08 (the closing price of Citi common stock on the trading day immediately preceding the grant date). CEOG Options have an option term of six years from the grant date and expire in October 2015. CEOG Options were scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date but vesting was accelerated to April 7, 2010 due to the IPO.

Non-Equity Incentive Plan Compensation (Column G)

These amounts reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under the Omnibus Incentive Plan based on Company and individual performance during fiscal 2010. These earned amounts were approved by the Compensation Committee in February 2011 and paid in March 2011.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

These amounts are the positive changes in the present value of the pension benefits for each named executive officer under the Citigroup Pension Plan and the Travelers Nonqualified Plan. These benefits are all provided under Citi plans; Primerica does not provide pension benefits to any employees, including our named executive officers.

All Other Compensation (Column I)

These amounts reflect the combined value of each named executive officer’s perquisites, personal benefits and compensation that is not otherwise reflected in the table.

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Performance Year Compensation Table (supplemental table)

The following supplemental table is included because it shows the compensation that was provided to our named executive officers for performance during the years presented. The Committee believes that these amounts are reflective of the ongoing compensation that is expected to be paid to our named executive officers, and this table reflects annual compensation in a manner consistent with the Committee’s review and analysis. The presentation differs from the Summary Compensation Table as follows:

•	one-time equity awards made in connection with the IPO are excluded;

•	stock awards are listed for the performance year on which the award was based, rather than for the year of grant; and

•	the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is excluded.

This table is not intended as a substitute for the information presented in the Summary Compensation Table, which is required by the rules of the SEC.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
D. Richard Williams	2010	$672,115	—		$500,000	(1)	—	$1,500,000	(2)	$102,067	(3)	$2,774,182
Co-Chief Executive Officer	2009	$432,502	$117,500	(4)	$2,345,200	(5)	—	—		$14,700	(6)	$2,909,902

John A. Addison, Jr.	2010	$672,115	—		$500,000	(1)	—	$1,500,000	(2)	$111,593	(3)	$2,783,708
Co-Chief Executive Officer	2009	$425,002	$125,000	(4)	$2,328,700	(5)	—	—		$14,700	(6)	$2,893,402

Gregory C. Pitts	2010	$422,713	—		$400,000	(1)	—	$250,000	(2)	$23,466	(3)	$1,096,179
Executive Vice President and Chief Operating Officer	2009	$297,343	$146,914	(4)	$265,000	(5)	—	—		$14,700	(6)	$723,957

Alison S. Rand	2010	$419,626	—		$400,000	(1)	—	$300,000	(2)	$11,146	(3)	$1,130,772
Executive Vice President and Chief Financial Officer	2009	$281,755	$170,999	(4)	$253,125	(5)	—	—		$14,700	(6)	$720,579

Peter W. Schneider	2010	$422,115	—		$450,000	(1)	—	$600,000	(2)	$21,701	(3)	$1,493,816
Executive Vice President, General Counsel and Corporate Secretary	2009	$395,713	$79,288	(4)	$930,400	(5)	—	—		$14,700	(6)	$1,420,101

Glenn J. Williams	2010	$429,808	—		$450,000	(1)	—	$410,000	(2)	$15,204	(3)	$1,305,012
Executive Vice President and President	2009	$315,929	$159,073	(4)	$455,000	(5)	—	—		$14,700	(6)	$944,702

(1)	Excludes one-time restricted stock awards granted in connection with the IPO. Represents grants of Primerica restricted shares in February 2011 for performance in fiscal 2010. Messrs. R. Williams and Addison would have been awarded an aggregate of $2,500,000 in restricted stock awards, but they requested that the Compensation Committee reallocate $1,500,000 of their awards to create an additional equity award pool to be issued to sales representatives in 2011.
(2)	Represents incentive awards paid in cash in March 2011 for performance in fiscal 2010. Excludes restricted awards granted in connection with the IPO.
(3)	See footnote 3 to the Summary Compensation Table for details.
(4)	See footnote 4 to the Summary Compensation Table for details.
(5)	Represents grants of Citi shares made in January 2010 for performance in fiscal 2009. See footnote 1 to the Summary Compensation Table for details.
(6)	See footnote 7 to the Summary Compensation Table for details.

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Fiscal 2010 Grants of Plan-Based Awards Table

The following table summarizes the plan-based awards made to our named executive officers during fiscal 2010 on a grant-by-grant basis.

Each of the stock-based awards granted by Primerica during fiscal 2010 and reported in the below table was granted under, and is subject to the terms of, the Omnibus Incentive Plan. The Omnibus Incentive Plan is administered by the Committee. The Committee has authority to interpret the Omnibus Incentive Plan and make all required determinations under the Omnibus Incentive Plan. Awards granted under the Omnibus Incentive Plan are transferable to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his or her death.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards
Name	Grantor	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)		(K)
D. Richard Williams	Primerica	04/01/10							575,000	*	$15.00
	Primerica		$750,000	$1,500,000	$4,855,075	N/A	N/A	(2)
	Citi	04/21/10							303,880	(3)	$4.93
	Citi	04/21/10							171,819	(4)	$4.93

John A. Addison, Jr.	Primerica	04/01/10							575,000	*	$15.00
	Primerica		$750,000	$1,500,000	$4,855,075	N/A	N/A	(2)
	Citi	04/21/10							301,705	(3)	$4.93
	Citi	04/21/10							170,648	(4)	$4.93

Gregory C. Pitts	Primerica	04/01/10							90,000	*	$15.00
	Primerica	04/07/10							2,142	(5)	$15.00
	Primerica		N/A	$250,000	$1,942,030	N/A	N/A	(2)
	Citi	04/21/10							36,511	(3)	$4.93
	Citi	04/21/10							17,241	(3)	$4.93

Alison S. Rand	Primerica	04/01/10							100,000	*	$15.00
	Primerica	04/07/10							1,874	(5)	$15.00
	Primerica		N/A	$300,000	$1,942,030	N/A	N/A	(2)
	Citi	01/19/10							18,665	(5)	$3.52
	Citi	04/21/10							38,032	(6)	$4.93

Peter W. Schneider	Primerica	04/01/10							115,000	*	$15.00
	Primerica	04/07/10							3,214	(5)	$15.00
	Primerica		N/A	$600,000	$1,942,030	N/A	N/A	(2)
	Citi	04/21/10							117,345	(3)	$4.93
	Citi	04/21/10							71,377	(4)	$4.93

Glenn J. Williams	Primerica	04/01/10							115,000	*	$15.00
	Primerica	04/07/10							2,142	(5)	$15.00
	Primerica		N/A	$400,000	$1,942,030	N/A	N/A	(2)
	Citi	04/21/10							60,041	(3)	$4.93
	Citi	04/21/10							32,252	(4)	$4.93

*	Represents one-time awards of restricted stock granted by Primerica in connection with the IPO during fiscal 2010.
(1)	Represents total incentive award amounts for each named executive officer for performance in fiscal 2010, which were paid in March 2011. The threshold and target amounts for the Co-Chief Executive Officers represent 100% and 200% of annual base salary, respectively. The maximum amount represents a designated percentage of operating income before income taxes for the period from April 1 through December 31, 2010.

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(2)	The maximum amounts set forth under column (F) represent maximum permissible incentive awards, which include both a cash component and an equity component. The maximum permissible payout was determined in the aggregate only and is not broken down between the cash and equity components.
(3)	Represents grants of CSE awards by Citi in January 2010 to our named executive officers for performance in fiscal 2009. These grants of CSE awards were made under the Citigroup 2009 Stock Incentive Plan, described in more detail under “Summary Compensation Table” above.
(4)	Represents grants of CSE awards by Citi in January 2010 to our named executive officers who met Citi’s Rule of 60 or Rule of 75 as of the grant date. These grants of CSE awards were made under the Citigroup 2009 Stock Incentive Plan, described in more detail under “Summary Compensation Table” above.
(5)	Represents restricted stock awards granted under the Omnibus Incentive Plan upon conversion of outstanding Citi awards.
(6)	This CAP award was made under the Citigroup 2009 Stock Incentive Plan, described in more detail under “Summary Compensation Table” above.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns D, E and F)

These amounts reflect the annual incentive compensation amounts that could have been earned during fiscal 2010 based upon the achievement of performance goals under the Omnibus Incentive Plan. The target incentive awards are based on a pre-determined percentage of each named executive officer’s salary. The maximum incentive award is equal to a specified percentage of operating income before income taxes. Operating income before income taxes is defined as Primerica’s income before income taxes, adjusted to exclude the impact of realized investment gains and losses, the expense associated with our IPO-related equity awards and the income we recognized in the fourth quarter of 2010 upon recovering certain payments related to past underwriting class upgrades not passed through to our reinsurance partners.

The annual cash incentive compensation earned in fiscal 2010 by our named executive officers were approved by the Committee in February 2011 and paid in March 2011. These amounts are reflected in Column G of the Summary Compensation Table. The terms of these awards are described under the heading “Compensation Discussion and Analysis – Compensation Elements — Annual Cash Incentive Compensation.”

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns G, H and I)

The maximum incentive award, which is equal to a specified percentage of operating income before taxes, is set forth under column F. This amount reflects the maximum permissible payment of the aggregate amount of cash incentive awards and stock-based awards that may be awarded to each named executive officer.

All Other Stock Awards (Column J)

With respect to Primerica, this column represents one-time awards of restricted stock granted in connection with the IPO during fiscal 2010. The restrictions on all such restricted stock awards lapse in equal installments on the first, second and third anniversary of the date of grant. Further, the restrictions on these restricted stock awards lapse automatically upon the death of the grantee. Upon disability of the grantee, the restricted stock continues to vest for 12 months and, if the grantee remains on approved disability leave, the unvested portion vests as of the first anniversary of the commencement of such disability leave. Holders of restricted stock have the right to vote and dividend rights, but do not have the right to dispose of their restricted stock awards.

Awards granted by Citi are described under “Summary Compensation Table” above.

Grant Date Fair Value of Stock and Option Awards (Column K)

With respect to Primerica, these amounts reflect the public offering price of $15.00 per share. With respect to Citi, these amounts reflect the aggregate fair value of the award on the grant date determined in accordance with GAAP.

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Outstanding Equity Awards at Fiscal Year-End Table

The equity awards reflected in the table below were outstanding at December 31, 2010. In connection with the IPO, certain outstanding equity grants relating to Citi common stock previously received from Citi were replaced by equity grants of comparable value from the Company. The vesting periods and termination dates of the replacement long-term equity grants were unchanged from the vesting periods and termination dates of the original Citi grants.

The following table sets forth information for our named executive officers regarding Primerica equity awards outstanding as of December 31, 2010, based on the closing price of the Company’s common stock on that date of $24.25 per share.

	PRIMERICA STOCK AWARDS GRANTED IN CONNECTION WITH THE IPO
	Option Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested ($)
D. Richard Williams	04/01/10	575,000	(1)	$13,943,750

John A. Addison, Jr.	04/01/10	575,000	(1)	$13,943,750

Gregory C. Pitts	04/01/10	90,000	(1)	$2,182,500

Alison S. Rand	04/01/10	100,000	(1)	$2,425,000

Peter W. Schneider	04/01/10	115,000	(1)	$2,788,750

Glenn J. Williams	04/01/10	115,000	(1)	$2,788,750

(1)	Vests in three equal annual installments beginning on April 1, 2011.

The following table sets forth information for our named executive officers regarding Citi equity awards outstanding as of December 31, 2010.

	CITI OPTION AWARDS GRANTED PRIOR TO THE IPO
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
		Exercisable (1)
D. Richard Williams	10/29/2009	48,939	(2)	$4.08	10/29/2015

John A. Addison, Jr.	10/29/2009	46,676	(2)	$4.08	10/29/2015

Gregory C. Pitts	01/18/2005	9,379	(3)	$47.50	01/18/2011
	10/29/2009	19,235	(2)	$4.08	10/29/2015
	10/29/2009	25,647	(2)	$4.08	10/29/2015

Alison S. Rand	10/29/2009	24,468	(2)	$4.08	10/29/2015
	10/29/2009	32,624	(2)	$4.08	10/29/2015

Peter W. Schneider	10/29/2009	34,774	(2)	$4.08	10/29/2015
	10/29/2009	46,366	(2)	$4.08	10/29/2015

Glenn J. Williams	01/18/2005	5,030	(3)	$47.50	01/18/2011
	10/29/2009	18,262	(2)	$4.08	10/29/2015
	10/29/2009	24,349	(2)	$4.08	10/29/2015

(1)	All options shown in this column are vested.
(2)	This option granted on October 29, 2009 was scheduled to vest in three equal annual installments beginning on October 29, 2010, but vesting was accelerated to April 7, 2010 in connection with the IPO.
(3)	This option granted on January 18, 2005 vested in four equal annual installments beginning on January 30, 2006.

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Fiscal 2010 Option Exercises and Stock Vested Table

This table shows restricted stock held by our named executive officers for which restrictions lapsed during fiscal 2010. The dollar values shown in this table are not the grant date fair value disclosed elsewhere in this Proxy Statement.

Name	Grantor	Option Awards		Stock Awards (1)
		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. Richard Williams	Primerica	—	—	—	—
	Citi			489,213	$2,392,835	(2)
John A. Addison, Jr.	Primerica	—	—	—	—
	Citi			485,217	$2,374,047	(2)
Gregory C. Pitts	Primerica	—	—	2,142	$45,796	(3)
	Citi			57,966	$279,853	(2)
Alison S. Rand	Primerica	—	—	1,874	$40,066	(3)
	Citi			73,930	$354,669	(2)
Peter W. Schneider	Primerica	—	—	3,214	$68,715	(3)
	Citi			198,963	$966,500	(2)
Glenn J. Williams	Primerica	—	—	2,142	$45,796	(3)
	Citi			96,222	$468,853	(2)

(1)	Includes shares that were withheld for the payment of taxes due upon the vesting of the restricted stock awards.
(2)	Represents the number of Citi shares acquired on vesting multiplied by the closing stock price of Citi common stock on each vesting date.
(3)	Represents the number of Primerica shares acquired on vesting multiplied by the closing stock price of the Company’s common stock on the vesting date of July 17, 2010.

Pension Plan Table

The following table sets forth information for each of our named executive officers regarding each plan that provides for payments or other benefits at, following, or in connection with retirement.

These benefits are all provided under Citi plans; Primerica does not provide pension benefits to any employees. The plan descriptions were provided by Citi.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
D. Richard Williams	The Citigroup Pension Plan	28.42	$238,517	—
	Travelers Nonqualified Plan	22.42	$133,175	—
John A. Addison, Jr.	The Citigroup Pension Plan	25.08	$176,667	—
	Travelers Nonqualified Plan	19.08	$62,975	—
Gregory C. Pitts	The Citigroup Pension Plan	22.50	—	$151,705
	Travelers Nonqualified Plan	16.50	—	$29,085
Alison S. Rand	The Citigroup Pension Plan	12.92	$58,308	—
	Travelers Nonqualified Plan	6.92	$7,017	—
Peter W. Schneider	The Citigroup Pension Plan	7.50	$66,059	—
	Travelers Nonqualified Plan	1.50	$9,764	—
Glenn J. Williams	The Citigroup Pension Plan	8.00	$56,262	—
	Travelers Nonqualified Plan	2.00	$4,924	—

(1)	The material assumptions used in determining the present value of the plan benefits are (a) a discount rate of 5.45%, and (b) an interest credit rate on cash balance plan benefits of 4.45%.

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The Citigroup Pension Plan.    The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees of Citi, including Primerica’s employees through April 7, 2010, the closing date of the IPO. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including our named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5% and 6% of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance, and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees became eligible to participate in the Citigroup Pension Plan (the “Citi Pension Plan”) after one year of service, and benefits generally vested after three years of service. Effective December 31, 2006, the Citi Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased. All named executive officers were eligible for benefit accruals under this plan and continue to earn interest credits, like other participants.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year, but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock or stock options under CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

The normal form of benefit under the Citi Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for unmarried participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citi Pension Plan’s normal retirement age is 65 years old. All optional forms of benefit under this formula available to our named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

The Travelers Retirement Benefits Equalization Plan.    The Travelers Retirement Benefits Equalization Plan (the “Travelers Nonqualified Plan”), a nonqualified retirement plan, provides retirement benefits using the applicable Citi Pension Plan formula, but based on the Citi Pension Plan’s definition of (i) compensation, in excess of the Code’s qualified plan compensation limit ($170,000 for 2001), or (ii) benefits, in excess of the Code’s qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers Nonqualified Plan was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including the named executive officers).

All other terms of the Travelers Nonqualified Plan are the same as under the Citi Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under the Travelers Nonqualified Plan and their equivalent values are the same as those under the Citi Pension Plan.

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Nonqualified Deferred Compensation Table

The following table provides information concerning the nonqualified deferred compensation of each of the named executive officers as of and for the year ended December 31, 2010. The amounts shown in the table represent the value of deferred stock granted to each named executive officer by Citi prior to April 1, 2010 in respect of 2009 performance under CAP as described above in “Summary Compensation Table — Bonus.”

Name	Program	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
D. Richard Williams	Capital Accumulation Program	—		$35,193	$47,634	$107,550
	Common Stock Equivalent Plans	$2,345,200	(1)	—	$2,345,200	—
	Deferred Cash Award Plan	—		—	—	—

John A. Addison, Jr.	Capital Accumulation Program	—		$33,595	$45,347	$102,690
	Common Stock Equivalent Plans	$2,328,700	(1)	—	$2,328,700	—
	Deferred Cash Award Plan	—		—	—	—

Gregory C. Pitts	Capital Accumulation Program	—		$9,072	$14,853	$27,202
	Common Stock Equivalent Plans	$265,000	(1)	—	$265,000	—
	Deferred Cash Award Plan	—		—	—	—

Alison S. Rand	Capital Accumulation Program	—		$17,829	$75,619	—
	Common Stock Equivalent Plans	$279,050	(1)	—	$279,050	—
	Deferred Cash Award Plan	$21,875	(2)	—	$89,833

Peter W. Schneider	Capital Accumulation Program	—		$15,089	$36,100	$42,927
	Common Stock Equivalent Plans	$930,400	(1)	—	$930,400	—
	Deferred Cash Award Plan	—		—	—	—

Glenn J. Williams	Capital Accumulation Program	—		$9,992	$13,853	$30,467
	Common Stock Equivalent Plans	$455,000	(1)	—	$455,000	—
	Deferred Cash Award Plan	—		—	—	—

(1)	Amount represents the value of CSE awards granted under the Citigroup 2009 Stock Incentive Plan and vested in 2010 (based on the closing price of Citi common stock on the vesting date).
(2)	Amount represents the vesting of deferred cash awards granted in respect of 2009 performance.

Employment Agreements with Named Executive Officers

We entered into an employment agreement with each of the named executive officers effective August 19, 2010. Except as otherwise indicated, each of the employment agreements contains the same material terms and conditions, which are set forth below. The terms cause, good reason and change of control are defined in the applicable employment agreement and are summarized under “Executive Compensation — Potential Payments and Other Benefits Upon Termination or Change of Control.”

Positions and Employment Period

Pursuant to their respective employment agreements, Mr. R. Williams has been appointed Chairman of the Board, Mr. Addison has been appointed Chairman of Primerica Distribution, and both Messrs. R. Williams and Addison shall continue to serve as Co-Chief Executive Officers and shall continue to be nominated to serve on the Board.

Pursuant to their respective employment agreements, (i) Mr. Pitts shall continue to serve as the Company’s Executive Vice President and Chief Operating Officer; (ii) Ms. Rand shall continue to serve as the Company’s Executive Vice President and Chief Financial Officer; (iii) Mr. Schneider shall continue to serve as the Company’s Executive Vice President, General Counsel and Chief Administrative Officer; and (iv) Mr. G. Williams shall continue to serve as the Company’s President.

The initial term of each employment agreement commenced on its effective date and ends

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(i) with respect to each Co-Chief Executive Officer, on the fifth anniversary of the effective date and (ii) with respect to each named executive officer, other than a Co-Chief Executive Officer, on the third anniversary of the effective date. Each employment agreement will automatically renew for successive one-year periods, unless the Company or the executive provides 90 days prior written notice that the employment agreement will not be renewed.

Base Salary

Each Co-Chief Executive Officer’s annual base salary during the period of his employment shall be no less than $750,000, subject to annual review by the Committee for increase but not decrease pursuant to its normal performance review policies for senior executives. The annual base salary for each named executive officer, other than the Co-Chief Executive Officers, shall be $450,000, subject to annual review after the third anniversary of the employment agreement by the Committee pursuant to its normal performance review policies for senior executives and subject to increase or decrease as a result of such review.

Annual Bonus

Each Co-Chief Executive Officer will be eligible to receive an annual bonus upon achieving certain performance targets that shall be established in good faith by the Committee, with the threshold and target annual bonus amounts being equal to 100% and 200%, respectively, of the Co-Chief Executive Officer’s annual base salary. Each named executive officer, other than our Co-Chief Executive Officers, will be eligible to receive an annual bonus upon achieving certain performance targets that shall be established in good faith by the Committee, with such named executive officer’s target annual bonus opportunity to be determined by the Committee based upon the recommendations of the Co-Chief Executive Officers. At the Committee’s discretion, the Company may pay a portion of each annual bonus for any named executive officer in the form of restricted stock or RSUs, subject to certain restrictions.

Long-Term Incentive Awards

Beginning in 2011, each named executive officer is eligible to receive, in the good faith discretion of the Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements, which awards will be granted based on the performance of both the named executive officer and the Company and, in the case of the Co-Chief Executive Officers, will have time-based vesting. Upon the termination of a Co-Chief Executive Officer’s employment (i) by the Company without cause or due to the Co-Chief Executive Officer’s disability or the Company’s nonrenewal of his employment agreement or (ii) by the Co-Chief Executive Officer for good reason or as a result of the Co-Chief Executive Officer’s death, any long-term incentive award granted to the Co-Chief Executive Officer under his employment agreement will either vest immediately or continue to vest in accordance with the award’s original vesting schedule, as determined by the Committee.

Post-Termination Payments

The material terms and conditions of the severance provisions of the employment agreements are set forth below.

For Cause or By the Named Executive Officer Without Good Reason.    If a named executive officer terminates his or her employment without good reason, then the Company shall pay the named executive officer any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the named executive officer as of the date of his or her termination under the Company’s plans or programs (together, “Accrued Compensation”). If a named executive officer is terminated by the Company for cause, then the named executive officer shall also be entitled to receive from the Company the Accrued Compensation, except that he or she will not be entitled to his or her annual bonus for the previous fiscal year of the Company.

In addition, if a Co-Chief Executive Officer’s employment is terminated for cause or without

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good reason (other than as a result of the Co-Chief Executive Officer’s nonrenewal of his employment agreement), then the Company shall provide (unless the Co-Chief Executive Officer is terminated for gross misconduct) the Co-Chief Executive Officer, his spouse and his dependents with medical (including vision and dental) benefits under a Company-sponsored plan for a period of 18 months following the date of termination so long as the Co-Chief Executive Officer pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical benefits. During this 18-month period, the Company will pay to the Co-Chief Executive Officer a monthly amount equal to the premium required to be paid by the Co-Chief Executive Officer for such benefits (the “Co-CEO Extended Benefits”). Furthermore, if a Co-Chief Executive Officer terminates his employment without good reason after the fifth anniversary of his employment agreement, or upon written agreement between the Co-Chief Executive Officer and the Company prior to the fifth anniversary of his employment agreement, then the Co-Chief Executive Officer, his spouse at the time his employment agreement is executed (the “Covered Spouse”) and his dependents from his marriage to the Covered Spouse (collectively, the “Covered Persons”) shall be entitled to participate in the Company’s medical (including vision and dental) plans until the later of the Co-Chief Executive Officer’s death or the death of his Covered Spouse (such coverage, which in all cases is (i) subject to the Co-Chief Executive Officer or his Covered Spouse paying to the Company an amount equal to the fair market value thereof and (ii) secondary to any Medicare benefit for which the Covered Persons are eligible, is hereinafter referred to as the “Ongoing Health Coverage”).

Death or Disability.    If a named executive officer’s employment is terminated as a result of his or her death or disability, then the Company shall pay to the named executive officer or his or her estate (if termination results from the named executive officer’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In the case of termination of a Co-Chief Executive Officer as a result of death or disability, the Company also (i) shall provide to the Co-Chief Executive Officer the Co-CEO Extended Benefits and (ii) under certain circumstances and subject to certain restrictions, shall provide to the Co-Chief Executive Officer (if termination resulted from his disability) and the other Covered Persons the Ongoing Health Coverage. In the case of termination of an other named executive officer, other than a Co-Chief Executive Officer, as a result of death or disability, the Company also shall provide to the named executive officer and his or her dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits and life insurance coverage equal to those that would have been provided to the named executive officer and to such dependents under a Company-sponsored plan if the named executive officer’s employment had not been terminated (so long as the named executive officer pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the named executive officer a monthly amount equal to the premium required to be paid by the named executive officer for such benefits (the “NEO Extended Benefits”).

By Executive For Good Reason or by the Company Without Cause.    If a Co-Chief Executive Officer’s employment is terminated (i) by the Co-Chief Executive Officer for good reason or (ii) by the Company for any reason other than cause, death or disability, or as a result of the Company’s nonrenewal of the employment agreement, then, subject to the Co-Chief Executive Officer’s timely execution and delivery of a release of claims against the Company, the Company shall (a) pay to the Co-Chief Executive Officer the Accrued Compensation and Pro-Rated Bonus; (b) pay to the Co-Chief Executive Officer in a lump sum in cash, no later than the 60th day following his termination, an amount equal to two times the sum of the Co-Chief Executive Officer’s annual base salary and target bonus as of the date of his termination, provided that such amount

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shall be three times the sum of his annual base salary and target bonus as of the date of his termination in the event that his termination occurs in anticipation of or during the two-year period following a change of control; (c) provide to the Co-Chief Executive Officer the Co-CEO Extended Benefits; and (d) provide to the Co-Chief Executive Officer the Ongoing Health Coverage.

If a named executive officer’s, other than the Co-Chief Executive Officer’s, employment is terminated (i) by such named executive officer for good reason or (ii) by the Company for any reason other than cause, death or disability, or as a result of the Company’s nonrenewal of his or her employment agreement, then, subject to the named executive officer’s timely execution and delivery of a release of claims against the Company, the Company shall (A) pay to such named executive officer Accrued Compensation and the Pro-Rated Bonus; (B) pay to such named executive officer in a lump sum in cash, no later than the 60th day following the named executive officer’s termination, an amount equal to one times the sum of the named executive officer’s annual base salary and target bonus as of the date of the named executive officer’s termination, provided that such amount shall be one-point-five times the sum of his or her annual base salary and target bonus as of the date of termination in the event that his or her termination occurs in anticipation of or during the two-year period following a change of control; and (C) provide to such named executive officer the NEO Extended Benefits.

Nonrenewal.    If a named executive officer is terminated as a result of nonrenewal of his or her employment agreement, then the Company shall pay to the named executive officer the Accrued Compensation and Pro-Rated Bonus and, if a Co-Chief Executive Officer is so terminated, the Co-CEO Extended Benefits and the Ongoing Health Coverage.

Restrictive Covenants

Each named executive officer is prohibited from disclosing any confidential information or trade secrets of the Company during the period of his or her employment and for a two-year period following his or her termination, and the Company retains ownership of any work product and inventions developed by the named executive officer during the period of his or her employment (but each Co-Chief Executive Officer retains the right to use speeches, addresses and presentations made during such period). Additionally, during the period of the named executive officer’s employment and for an 18-month period following his or her termination, each named executive officer is prohibited from recruiting, except during the period of his or her employment in connection with satisfying his or her duties to the Company, any person who is or was at any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each named executive officer is prohibited from competing with, or soliciting the business of any of the clients or customers (with whom the executive had material contact during the 12 months prior to termination) of, the Company during the period of his or her employment and for an 18-month period following such termination; provided, however, the 18-month non-competition period shall be reduced to nine months for a named executive officer whose employment agreement is not renewed by the Company. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the named executive officer’s employment. Notwithstanding the foregoing, being employed by, or providing services to, or holding compensatory equity of, an employer with a business that competes with the Company’s business, standing alone, does not constitute competition by a named executive officer for purposes of his or her employment agreement so long as (a) the employer has more than one discrete and readily distinguishable part of its business and (b) the named executive officer’s duties are not in a material manner at or involving the part of the business of the employer that competes with the Company’s business.

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Potential Payments and Other Benefits Upon Termination or Change of Control

The following table sets forth the potential benefits that each named executive officer would be entitled to receive upon termination of employment in the situations outlined below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. The amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2010. The table below does not include amounts to which the named executive officers would be entitled that are already described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions that apply follow the table.

A = Severance arrangement for termination without cause or for good reason

B = Termination for cause

C = Termination without good reason

D = Termination without cause after a change of control

E = Death or disability

Name		Cash Severance		Bonus Earned as of Event Date (1)	Sec 280G Excise Tax and Related Gross-Up (2)	Total Cash Payments	Vesting of Unvested Long-Term Awards (3)	Health and Welfare Continuation (4)
D. Richard Williams	A	$4,500,000	(5)	$1,500,000	—	$6,000,000	$13,943,750	$28,136
	B	—		—	—	—	—	$28,136	(9)
	C	—		$1,500,000	—	$1,500,000	—	$28,136
	D	$6,750,000	(6)	$1,500,000	$7,900,000	$16,150,000	$13,943,750	$28,136
	E	—		$1,500,000	—	$1,500,000	$13,943,750	$28,136
John A. Addison, Jr.	A	$4,500,000	(5)	$1,500,000	—	$6,000,000	$13,943,750	$28,136
	B	—		—	—	—	—	$28,136	(9)
	C	—		$1,500,000	—	$1,500,000	—	$28,136
	D	$6,750,000	(6)	$1,500,000	$7,700,000	$15,950,000	$13,943,750	$28,136
	E	—		$1,500,000	—	$1,500,000	$13,943,750	$28,136
Gregory C. Pitts	A	$700,000	(7)	$250,000	—	$950,000	$2,182,500	$24,333
	B	—		—	—	—	—	—
	C	—		$250,000	—	$250,000	—	—
	D	$1,050,000	(8)	$250,000	—	$1,300,000	$2,182,500	$24,333
	E	—		$250,000	—	$250,000	$2,182,500	$24,333
Alison S. Rand	A	$750,000	(7)	$300,000	—	$1,050,000	$2,425,000	$16,036
	B	—		—	—	—	—	—
	C	—		$300,000	—	$300,000	—	—
	D	$1,125,000	(8)	$300,000	—	$1,425,000	$2,425,000	$16,036
	E	—		$300,000	—	$300,000	$2,425,000	$16,036
Peter W. Schneider	A	$1,050,000	(7)	$600,000	—	$1,650,000	$2,788,750	$24,333
	B	—		—	—	—	—	—
	C	—		$600,000	—	$600,000	—	—
	D	$1,575,000	(8)	$600,000	—	$2,175,000	$2,788,750	$24,333
	E	—		$600,000	—	$600,000	$2,788,750	$24,333
Glenn J. Williams	A	$850,000	(7)	$400,000	—	$1,250,000	$2,788,750	$24,333
	B	—		—	—	—	—	—
	C	—		$400,000	—	$400,000	—	—
	D	$1,275,000	(8)	$400,000	—	$1,675,000	$2,788,750	$24,333
	E	—		$400,000	—	$400,000	$2,788,750	$24,333

(1)	Our named executive officers are entitled to a pro rata share of the current fiscal year bonus in the event of termination without cause or after a change of control. Amounts in this table assume a termination date of December 31, 2010.
(2)	Section 4999 of the Internal Revenue Code imposes a nondeductible excise tax on the recipient of certain compensation payments defined in Section 280G that are made to an executive contingent upon a change-in-control and equal or exceeds 3 times the average base compensation payable to the executive. In the event an excise tax is imposed by Section 4999, Messrs. R. Williams and Addison are entitled to receive a gross-up payment to restore them to their after-tax position in order to put them in the same after-tax position as if they had not been subject to the excise tax.
(3)	The value of restricted shares is the closing price of the Company’s common stock on December 31, 2010 multiplied by the number of restricted shares. The closing price of the Company’s common stock on December 31, 2010 on the NYSE was $24.25 per share. Upon termination without cause, due to death or disability, or for good reason, the equity awards automatically vest in accordance with their terms.

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(4)	Health and welfare benefits are continued for up to 18 months from the separation date based on current elections and plan premiums.
(5)	Cash severance is equal to 200% of the sum of current annual base salary and target bonus.
(6)	Cash severance is equal to 300% of the sum of current annual base salary and target bonus.
(7)	Cash severance is equal to 100% of the sum of current annual base salary and target bonus.
(8)	Cash severance is equal to 150% of the sum of current annual base salary and target bonus.
(9)	Health and welfare benefits would not be paid in the event the named executive officer was terminated for gross misconduct.

A named executive officer’s rights upon the termination of his employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each named executive officer under the employment agreements is an understanding of the definitions of cause and good reason that are used in those agreements.

Cause means (i) the named executive officer’s willful misconduct or gross negligence that causes material harm to the Company; (ii) the named executive officer’s habitual substance abuse; (iii) the named executive officer’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the named executive officer’s position or to follow the legal direction of the Board following written notice from the Board specifying such failure; (iv) the named executive officer’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude; (v) the named executive officer’s willful theft, embezzlement or act of comparable dishonesty against the Company; or (vi) a material breach by the named executive officer of his or her employment agreement, which breach is not (if curable) cured by the executive within 30 days following his receipt of written notice thereof.

For purposes of the definition of cause, no act or failure to act by the named executive officer shall be considered willful unless it is done, or omitted to be done, in bad faith and without reasonable belief that the named executive officer’s action or omission was in the best interests of the Company.

Good Reason means, in the absence of the named executive officer’s written consent, (i) a material diminution by the Company in the named executive officer’s annual base salary or a material diminution in the named executive officer’s target bonus opportunity as a percentage of the named executive officer’s annual base salary (as determined by the terms of the named executive officer’s employment agreement); (ii) a material diminution in the named executive officer’s authority, duties or responsibilities; (iii) a material diminution in the named executive officer’s reporting relationship that is inconsistent with the terms of the position and duties section of the named executive officer’s employment agreement; (iv) the Company requiring the named executive officer’s principal business location to be at any office or location more than 50 miles from the named executive officer’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the named executive officer’s home residence); or (v) any material breach of the named executive officer’s employment agreement by the Company.

Change of Control means (i) any person, other than Citi or Warburg Pincus, is or becomes a beneficial owner of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from Citi or the Company); (ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company; (iii) individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office

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occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case, with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than 50 percent of the combined voting power of the Company or other entity resulting from such transaction (disregarding, in each case, Citi) in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such transaction.

DIRECTOR COMPENSATION

The Compensation Committee, which consists solely of independent directors, is responsible for reviewing and considering any revisions to director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation annually. The Board determined that compensation for non-management directors who are not nominated in connection with an arrangement with the Company (“outside directors”) should be a mix of cash and equity-based compensation. Directors who are employees of Primerica or affiliated companies did not receive any fees or additional compensation for services as members of the Board or any committee in 2010. Beginning on April 1, 2011, our directors who are affiliated with Warburg Pincus will receive the same director compensation as our other non-management directors. The interests of directors are aligned with the interests of stockholders by linking a portion of their compensation to stock performance. Under our stock ownership guidelines, outside directors are expected to own shares of the Company’s common stock valued at least at two times their annual cash fee.

Annual Retainer

Outside directors receive an annual retainer of $120,000, which is paid 50% in cash and 50% in restricted stock vesting over a three-year period. In addition, the Chair of the Audit Committee receives $25,000 for serving as Chair; the Chair of the Compensation Committee receives $15,000 for serving as Chair; and the Chair of the Nominating Committee receives $10,000 for serving as Chair. Outside directors also receive an annual fee of $5,000 for service on any Committee for which they are not the Chair. We pay the cash portion of the annual fee in quarterly installments. We do not pay meeting fees.

In 2010, Mr. McCullough also received a one-time fee of $25,000 for assistance he provided to the Company prior to completion of the IPO.

Travel Expenses

The Company reimburses all directors for travel and other related expenses in connection with attending Board and Committee meetings and Board-related activities.

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Director Compensation Table

The following table shows fiscal 2010 compensation for our outside directors.

Name	Annual Fees (1)	Other Fees	Stock Awards (2)	All Other Compensation (3)	Total
P. George Benson	$47,624	—	$60,000	$50	$107,674
Ellyn A. McColgan	$22,493	—	$60,000	$28	$82,521
Robert F. McCullough	$67,746	$25,000	$60,000	$100	$152,846
Barbara A. Yastine	$3,945	—	$60,000	$25	$63,970

(1)	For service on the Board during a portion of 2010. None of our outside directors served as director during all of 2010.
(2)	Each outside director was granted a number of restricted stock awards equal to $60,000 divided by the closing market price of the Company’s common stock on the NYSE on the trading day immediately preceding the grant date.
(3)	Represents dividends paid on unvested restricted stock.

At December 31, 2010, our outside directors held unvested restricted stock awards as follows:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
P. George Benson	04/23/2010	2,492	$60,431
Ellyn A. McColgan	08/19/2010	2,819	$68,361
Robert F. McCullough	04/19/2010	4,000	$97,000
Barbara A. Yastine	12/07/2010	2,547	$61,765

(1)	All restricted stock awards vest in equal installments on the first, second and third anniversary of the grant date.
(2)	Represents the number of unvested restricted stock awards at December 31, 2010 multiplied by $24.25, the closing price per share of the Company’s common stock on December 31, 2010.

Deferred Compensation

The Board adopted the Primerica, Inc. Nonemployee Directors’ Deferred Compensation Plan in November 2010, under which outside directors may elect to defer all or a portion of their directors’ fees beginning with fiscal 2011. At the director’s option, the Company will convert all or a portion of his or her cash fees otherwise payable during a calendar quarter to deferred stock units equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Company’s common stock on the first trading day of the following calendar quarter. These deferred stock units will be fully vested on such date.

At the director’s option, the Company credits the deferral account with deferred stock units equal in number to the number of restricted stock awards to which the director was otherwise entitled. Any deferred stock units that are issued upon deferral of restricted stock awards are subject to the same vesting provisions as the restricted stock awards themselves. The Company also credits the deferral account with deferred stock units equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant received restricted stock awards to which he or she was otherwise entitled. The deferred stock units credited in lieu of the payment of dividends on restricted stock awards will be fully vested on the dividend payment date.

The Company makes deferred payments, at the director’s election, within 60 days of termination of board service or, in the case of an installment election, within 60 days of termination of board service and up to five anniversaries of such date.

Primerica 2011 Proxy Statement	59

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2010:

The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2010 with management and KPMG, the Company’s independent registered public accounting firm for fiscal 2010. Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Because the Company is a new public company, under the rules of the SEC management was not required to evaluate the effectiveness of internal control over financial reporting for 2010.

KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” As amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.

Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

AUDIT COMMITTEE:

Robert F. McCullough, Chair

P. George Benson

Ellyn A. McColgan

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FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to an appointment by the Audit Committee, KPMG has served as the Company’s independent registered public accounting firm for fiscal 2010 and has audited the accounts of the Company and its subsidiaries for such year.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees that KPMG billed to the Company for the fiscal years ended December 31, 2010 and 2009.

	Fiscal 2010	Fiscal 2009
	(In thousands)
Audit fees (1)	$2,566	$2,948
Audit-related fees	—	—
Tax fees (2)	122	105
All other fees	—	—

Total fees	$2,688	$3,053

(1)	These amounts reflect fees for professional services performed for the annual audit, quarterly reviews of the Company’s consolidated and condensed financial statements, statutory audits of the Company’s subsidiaries and other regulatory filings and public offering documents.
(2)	These amounts reflect fees for tax compliance services.

Non-audit fees (consisting of tax fees and all other fees) represented 4.5% of total fees in fiscal 2010.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by the Company’s audit firm. Specifically, non-audit fees to be incurred by the Company’s independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table furnishes information, as of February 28, 2011, as to shares of the Company’s common stock beneficially owned by: (A) each person or entity who owns of record or beneficially 5% or more of the Company’s common stock, (B) each of our directors (including each nominee for director) and named executive officers; and (C) our directors and executive officers as a group.

As of February 28, 2011, there were 73,187,837 shares of common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock (2)
5% Beneficial Owners:
Citigroup Insurance Holding Corporation (3)	29,002,148	39.6%
Warburg Pincus (4)	20,515,550	26.5%
Directors and Executive Officers:
D. Richard Williams (5)	594,479	*
John A. Addison, Jr. (5)	594,479	*
P. George Benson (5)	2,492	*
Michael E. Martin (6)	20,515,550	26.5%
Mark Mason (7)	29,002,148	39.6%
Ellyn A. McColgan (5)	2,819	*
Robert F. McCullough (5)	5,000	*
Barbara A. Yastine (5)	2,547	*
Daniel Zilberman (6)	20,515,550	26.5%
Gregory C. Pitts (5)	106,949	*
Alison S. Rand (5)	116,768	*
Peter W. Schneider (5)	137,476	*
Glenn J. Williams (5)	143,687	*
All directors, director nominees and executive officers as a group (15 people) (8)	51,377,921	66.5%

*	Less than one percent.
(1)	The address for each of our directors (other than Messrs. Martin, Mason and Zilberman) and executive officers is c/o Primerica, Inc., 3120 Breckinridge Boulevard, Duluth, Georgia 30099.
(2)	Based on 73,187,837 shares outstanding, except with respect to Warburg Pincus and Messrs. Martin and Zilberman, as to whom percentage ownership is based on 77,290,947 shares of common stock outstanding, which includes 4,103,110 shares issuable upon exercise of warrants held by Warburg Pincus.
(3)	The address for Citigroup Insurance Holding Corporation is c/o Citigroup Inc., 399 Park Avenue, New York, New York 10022. Citigroup Insurance Holding Corporation is an affiliate of Citigroup Inc. Citigroup Insurance Holding Corporation may be deemed to beneficially own the shares of common stock beneficially owned by Warburg Private Equity Fund X, L.P. and Warburg Pincus X Partners, L.P. due to a voting agreement among such beneficial owners and a right of first offer granted by Citi to Warburg Pincus in the Securities Purchase Agreement, by and among Citi, Primerica and Warburg Pincus, dated as of February 8, 2010. Citigroup Insurance Holding Corporation disclaims beneficial ownership of all such shares of common stock.
(4)

Includes 4,103,110 shares issuable upon exercise of warrants held by Warburg Pincus. The exercise price for the warrants is $18.00 per share. Subject to exceptions, Warburg Pincus has agreed not to transfer any shares of our capital stock or warrants until the earlier of 18 months after the consummation of the April 1, 2010, offering or the reduction of Citi’s beneficial ownership interest in the Company’s common stock to less than 10%. The address for each of Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017-3911. Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. are affiliates of Warburg Pincus & Co. and Warburg Pincus LLC. Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. may be deemed to beneficially own the shares of common stock beneficially owned by Citigroup Insurance Holding Corporation due to a voting agreement among such beneficial owners and a right of first offer granted by Citi to Warburg Pincus in the securities purchase agreement. Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. disclaim beneficial ownership of all such shares of common stock. Pursuant to the Securities Purchase Agreement, by and among Citi, Primerica and Warburg Pincus, dated as of February 8, 2010, Warburg Pincus & Co. and Warburg Pincus LLC (the

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controlling affiliates of Warburg Pincus) have agreed that, subject to exceptions, they and their controlled affiliates will not own more than 35% of the voting power of our outstanding voting securities or more than 45% of our economic equity interests.

(5)	Includes unvested restricted stock awards.
(6)	Each of Messrs. Martin and Zilberman is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. All shares indicated as owned by Messrs. Martin and Zilberman are included because of their affiliation with the Warburg Pincus entities. The address for Messrs. Martin and Zilberman is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York, 10017-3911. Each of Messrs. Martin and Zilberman disclaims beneficial ownership of any of our shares held by Warburg Pincus.
(7)	Mr. Mason is an affiliate of Citigroup Insurance Holding Corporation. All shares indicated as owned by Mr. Mason are included because of his affiliation with the Citi entities. The address for Mr. Mason is c/o Citigroup Inc., 399 Park Avenue, New York, New York, 10022. Mr. Mason disclaims beneficial ownership of any of our shares held by Citi.
(8)	Includes all shares beneficially owned by Citigroup Insurance Holding Corporation and all shares beneficially owned by Warburg Pincus.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the Company’s common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during fiscal 2010 except that (a) Citigroup Insurance Holding Corporation inadvertently reported nine transactions on two late reports and (b) each of Messrs. Pitts, Schneider and G. Williams reported one transaction on Form 5 instead of Form 4 relating to shares withheld to pay taxes with respect to a previously reported equity grant.

Other Business for Presentation at the 2011 Annual Meeting

The Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

Other Information

Consolidated financial statements for Primerica, Inc. are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549, and the NYSE. A copy of the Form 10-K (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Primerica, Inc., 3120 Breckinridge Boulevard, Duluth, Georgia 30099. The Annual Report on Form 10-K is also available on the Company’s website at www.investors.primerica.com.

STOCKHOLDER INFORMATION

Stockholder Proposals for Inclusion in the 2012 Proxy Statement

The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of the Board, the Corporate Secretary acts as the corporate governance liaison to stockholders.

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If any stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders, such proposal must be received by the Company not later than the close of business at 5:00 p.m. local time on December 3, 2011, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, stockholder proposals are required to be submitted to the Corporate Secretary as follows:

Corporate Secretary

Primerica, Inc.

3120 Breckinridge Boulevard

Duluth, Georgia 30099

Fax: 770-564-6600

Procedures for Business Matters and Director Nominations for Consideration at the 2012 Annual Meeting of Stockholders

The Company’s Bylaws provide a formal procedure for bringing business before an Annual Meeting of Stockholders. A stockholder proposing to present a matter or nominate a director for consideration at the 2012 Annual Meeting of Stockholders is required to deliver a written notice to the Corporate Secretary of the Company, no earlier than the close of business at 5:00 p.m. local time on January 20, 2012, and not later than the close of business at 5:00 p.m. local time on February 19, 2012. In the event that the date of the 2012 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2011 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary of the Company not earlier than the 120th day prior to such Annual Meeting of Stockholders and not later than the later of the 90th day prior to such Annual Meeting of Stockholders or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Notice Requirements for Non-Business Matters

The Company’s Bylaws contain advance notice procedures with regard to stockholder proposals not related to business matters. A stockholder’s notice to the Company’s Corporate Secretary must be in proper written form and must set forth, as to each matter that the stockholder proposes to bring before the Annual Meeting of Stockholders, a description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting; the name and record address of that stockholder and of the beneficial owner, if any; the class and series and number of shares of each class and series of the Company’s capital stock that are owned beneficially or of record by that stockholder or by the beneficial owner, if any; a description of all arrangements, agreements or understandings between that stockholder or any beneficial owner and any other person in connection with the proposal of that business and any material interest of that stockholder in that business; information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring that business before the meeting; and any other information relating to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act. The stockholder providing the notice is required to update and supplement such notice as of the record date of the Annual Meeting. If the notice does not contain all of the information specified

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in Section 5 of Article II of the Company’s Bylaws, then the proposed business will not be transacted at the Annual Meeting. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after February 16, 2012, of an intent to present a proposal at the Company’s 2012 Annual Meeting of Stockholders (and for any reason the proposal is voted upon at that annual meeting), the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his intention to present a proposal at an Annual Meeting of Stockholders in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Notice Requirements for Nomination of Directors

The Nominating Committee will consider stockholder recommendations for directors. Stockholder recommendations must be forwarded by the stockholder to the Corporate Secretary of the Company with biographical data about the recommended individual.

The Company’s Bylaws provide the formal procedure for nominations by stockholders of director candidates. A stockholder intending to make such a nomination is required to deliver, to the Corporate Secretary of the Company, a notice that contains all of the information specified in Article II, Section 5 of the Company’s Bylaws, including the name and record address of that stockholder and of the beneficial owner, if any; the class and series and number of shares of each class and series of the Company’s capital stock that are owned beneficially or of record by that stockholder or by the beneficial owner, if any; a description of all arrangements, agreements or understandings between that stockholder or any beneficial owner and any other person in connection with the nomination and any material interest of that stockholder in the nomination; information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; a representation that the stockholder is a holder of record of our stock entitled to vote at the Annual Meeting and that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring that nomination before the Annual Meeting; and any other information relating to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the election of directions pursuant to Section 14 of the Exchange Act.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, the notice must set forth the name, age, business and residence address, and the principal occupation and employment of the person, the class and securities and number of shares of each class and series of the Company’s capital stock which are owned beneficially or of record by the person, information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest and any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including

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such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, and each proposed nominee.

If the notice does not contain all of the information specified in Article II, Section 5 of the Company’s Bylaws, the proposed business will not be transacted at the Annual Meeting. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

RELATED PARTY TRANSACTIONS

Policies and Procedures Governing Related Party Transactions

Our Board has adopted a written policy with respect to related party transactions. This policy provides procedures for the review, and approval or ratification, of certain transactions involving related parties required to be reported under applicable rules of the SEC. The policy, which is administered by our Audit Committee, applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $120,000 in any fiscal year and a related party has a direct or indirect material interest. Certain transactions, including those contemplated by the intercompany agreement described under the heading “— Transactions with Citi in Connection with Our Initial Public Offering — Intercompany Agreement”, are excluded from the definition of related party transactions. Under the policy, a related party includes (A) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director, (B) a greater than 5% beneficial owner of any class of our voting securities, (C) an immediate family member of either of the foregoing persons or (D) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to our Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, our Audit Committee will approve or ratify a related party transaction only if it determines the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Related Party Transactions Following Our Initial Public Offering

Prior to the adoption of the policy, the private sale of securities to Warburg Pincus pursuant to the Securities Purchase Agreement by and among Citi, Primerica and Warburg Pincus, dated as of February 8, 2010 (the “securities purchase agreement”) and the election of Messrs. Martin and Zilberman to our Board of Directors, Warburg Pincus agreed to pay for a specified portion of certain business expenses expected to be incurred by us for a business event that we held in connection with the closing of our IPO. At that time, it was understood that, while we were not obligated to honor its request, Warburg Pincus, in its discretion, might request repayment of any funds it paid us pursuant to such agreement. In August 2010, Warburg Pincus requested, and in September 2010, the Audit Committee approved, a waiver of Warburg Pincus’ obligation in the amount of approximately $739,000. No other related party transactions were brought before the Audit Committee in 2010.

Transactions with Citi in Connection with Our Initial Public Offering

As of December 31, 2010, Citi owned approximately 40% of the Company’s common stock. Citi has indicated that it intends to divest its remaining interest in us as soon as is practicable, subject to market and other conditions. Citi will continue to exercise significant influence over our business and affairs, including the composition of our Board

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of Directors and with respect to any action requiring the approval of our stockholders, so long as it owns over 20% of the Company’s outstanding common stock.

We have entered into certain reinsurance transactions, an intercompany agreement, a transition services agreement, a tax separation agreement, a long-term services agreement and certain other transactions and agreements with Citi. The following descriptions of such agreements and transactions are summaries only and are qualified in their entirety by reference to the complete documents, each of which has been filed as an exhibit to the Annual Report on Form 10-K for fiscal 2010.

Citi Reinsurance Transactions

Immediately prior to the completion of our IPO and execution of the Citi reinsurance transactions, Primerica Life made a capital contribution of $337 million to its then subsidiary, Prime Reinsurance Company (“Prime Re”). This contribution provided Prime Re with the additional capital needed to support its reinsurance obligations to Primerica Life. Immediately prior to the completion of our IPO, we distributed all of the issued and outstanding capital stock of Prime Re to Citi. We also entered into certain reinsurance transactions with certain Citi subsidiaries, as more fully described below:

Primerica Life Reinsurance Transactions

80% Coinsurance Agreement.    Immediately prior to the completion of our IPO, Primerica Life, as ceding insurer, entered into an 80% coinsurance agreement with Prime Re. Under that agreement, Primerica Life ceded 80% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. In consideration of Prime Re assuming those policy liabilities, Primerica Life paid an initial reinsurance premium to Prime Re of approximately $3.5 billion. Additional reinsurance premiums paid by Primerica Life to Prime Re going forward will be net of premiums paid on then current reinsurance placed with third-party reinsurers. In connection with the block of business that Primerica Life ceded to Prime Re under the 80% coinsurance agreement, Primerica Life transferred approximately $3.5 billion of assets to support the liabilities assumed by Prime Re. In addition, Primerica Life contributed approximately $3.2 billion to Prime Re that was netted against an approximately $3.2 billion initial ceding commission paid by Prime Re to Primerica Life as required by the 80% coinsurance agreement.

Under the 80% coinsurance agreement with Prime Re, Primerica Life continues to be responsible for the administration of the businesses ceded, including paying claims and benefits in accordance with its current policy administration practices. Prime Re has not assumed responsibility for any administration of the ceded business.

Primerica Life continues to maintain its current reinsurance program with third-party reinsurers and has no current intention of terminating or materially modifying such reinsurance program. To the extent we purchase new yearly-renewable term (“YRT”) reinsurance on policies reinsured by Prime Re, we are required to obtain the prior approval of Prime Re. To the extent any current reinsurance is terminated or a reinsurer fails to pay on its obligations, Prime Re will assume 80% of the claim amounts not otherwise covered by such YRT reinsurance, and we will assume the remainder that is not otherwise covered by the 10% coinsurance agreement.

Prime Re has established monthly settlement procedures by which Primerica Life and Prime Re settle amounts due to each other, including reimbursing Primerica Life for claims under the term life insurance business covered by the agreements. Prime Re is also obligated to pay Primerica Life a monthly expense allowance to reimburse Primerica Life for its expenses in administering the business, including the payment of commissions and premium taxes.

The business reinsured under the 80% coinsurance agreement excludes any policy converted at the end of its term for which the initial level premium period ends on or after

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January 1, 2017. The original initial level premium period of any policy references the period beginning with the original issue date of coverage and ending with the first premium increase date identified within the policy on which premiums for coverage will increase without a corresponding increase in the terms or limits of coverage. A conversion refers to the issuance by Primerica Life of new coverage in replacement of a coverage under a policy pursuant to an option granted under the terms of such policy. Policies issued as a result of end-of-term conversions are considered to be new policies that can contractually be excluded from the terms of a coinsurance agreement.

Additionally, Primerica Life is allowed to recapture the business ceded to Prime Re under the following limited circumstances:

•	Prime Re is insolvent;

•	Prime Re is unable (subject to a cure period) to provide full statutory financial statement credit to Primerica Life for the reinsurance ceded under the 80% coinsurance agreement;

•	Prime Re has materially breached a covenant, representation or warranty within the agreement, subject to a cure period;

•	Prime Re fails in any material respect to fund the trust account required to be established under the 80% coinsurance agreement, subject to a cure period; or

•

Citi fails to maintain sufficient capital in Prime Re, pursuant to the Capital Maintenance Agreement between Citi and Prime Re within 45 calendar days of any demand for payment by or on behalf of Primerica Life, and any 45-day extension thereof as consented to by Primerica Life, which consent may not be unreasonably conditioned, delayed or withheld, for a total of not more than 90 days to obtain such consent; provided that Primerica Life will not be required to consent to extend such period beyond an additional 45 days.

Primerica Life also has the right to recapture certain policies held or issued as a result of end-of-term renewals that occur after the original initial level premium period of any policy that reaches the end of the original initial level premium period on or after January 1, 2017. Policies issued as a result of an end-of-term renewal are not excluded from the terms of the 80% coinsurance agreement and may only be recaptured at Primerica Life’s option.

In the event of a recapture as a result of the above recapture provisions, Primerica Life is not required to pay a recapture fee to Prime Re. Primerica Life will, however, be required to pay a recapture fee in the event of recapture due to a failure to obtain full statutory financial statement credit for such reinsurance resulting from actions taken by Primerica Life.

In connection with the 80% coinsurance agreement, the parties entered into a Monitoring and Reporting Agreement which permits Prime Re to monitor the management, administration and financial performance of the reinsured policies so long as Citi remains the ultimate controlling party of Prime Re.

The 80% coinsurance agreement terminates when there are no more liabilities arising out of the book of business covered by the agreement. The 80% coinsurance agreement may only be amended or assigned with the written consent of both parties. Massachusetts law governs this coinsurance agreement.

80% Coinsurance Trust Agreement.    To secure the payment by Prime Re of its obligations to Primerica Life under the 80% coinsurance agreement, Prime Re is required to maintain in a trust account qualifying assets with an aggregate fair market value at least equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 80% coinsurance agreement. The Bank of New York Mellon (“BNYM”), as trustee, is administering the trust account solely for the benefit of Primerica Life. The trust must comply with Massachusetts statutory credit for reinsurance requirements.

Primerica Life is permitted to withdraw from the trust account any amounts due to it pursuant to the terms of the 80% coinsurance agreement and not otherwise paid by Prime Re. Prime Re is not permitted to withdraw or substitute assets in the trust account so as to

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reduce the aggregate fair market value of assets in the trust accounts to less than the aggregate amount of Prime Re’s obligations to Primerica Life under the 80% coinsurance agreement. There is also a limit on the types of assets Prime Re is permitted to place in the trust account. All interest, dividends and other income earned on the trust account will be the property of Prime Re and will be deposited in a bank account maintained by Prime Re outside of the trust agreement.

10% Coinsurance Agreement.    Immediately prior to the completion of our IPO, Primerica Life, as ceding insurer, also entered into a 10% coinsurance agreement with Prime Re relating to the same book of business which is currently reinsured under the 80% coinsurance agreement. Under that agreement, Primerica Life ceded 10% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. In consideration of Prime Re assuming those policy liabilities, Primerica Life paid an initial reinsurance premium to Prime Re of approximately $437 million. Additional reinsurance premiums paid by Primerica Life to Prime Re going forward will be net of premiums paid on then current YRT reinsurance placed with third-party reinsurers. In connection with the block of business that Primerica Life ceded to Prime Re under the 10% coinsurance agreement, Primerica Life transferred approximately $437 million of assets to support the liabilities assumed by Prime Re. In addition, Primerica Life contributed approximately $369 million to Prime Re that was netted against an approximately $369 million initial ceding commission which was paid by Prime Re to Primerica Life as required by the 10% coinsurance agreement.

The remaining material terms of the 10% coinsurance agreement are substantially similar to those of the 80% coinsurance agreement, with the exceptions noted below.

In connection with the 10% coinsurance agreement with Prime Re, Primerica Life is receiving the economic benefits of the reinsured book of business through an experience refund being paid to Primerica Life by Prime Re. The term experience refund means a payment that serves to refund all premiums received less a finance charge of 3% of excess reserves, and less allowances to Prime Re and claims paid under the 10% coinsurance agreement, with the claims deducted being subject to a maximum amount. Economic reserves based on best estimate assumptions at the start of the agreement were funded by Primerica Life and are currently maintained in a trust with Primerica Life receiving interest from the trust. Statutory reserves in excess of the economic reserves based on best estimate assumptions were funded by Prime Re and are currently maintained in a separate trust, with a finance charge of 3%. Excess reserves are equal to the difference between our required statutory reserves and the amount we determine is necessary to satisfy obligations under our in-force policies, which is referred to as our economic reserves.

10% Coinsurance Trust Agreements.    To secure the payment by Prime Re of its obligations to Primerica Life under the 10% coinsurance agreement, Prime Re is required to maintain in two separate trust accounts qualifying assets with an aggregate fair market value at least equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 10% coinsurance agreement. The first trust must maintain an amount equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 10% coinsurance agreement on the economic reserves of the business covered by the 10% coinsurance agreement. The economic reserves are determined pursuant to the terms of the 10% coinsurance agreement. Under the first trust, all interest, dividends and other income earned on the assets in the trust account are being deposited into the trust account. The second trust must maintain an amount equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 10% coinsurance agreement on the statutory reserves in excess of the economic reserve of the business covered by the 10% coinsurance agreement. BNYM, as trustee, is administering each of the trust accounts solely for the benefit of

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Primerica Life. Each trust must comply with Massachusetts statutory credit for reinsurance requirements.

With the exceptions discussed in the preceding paragraph, the material terms of the 10% coinsurance trust agreement are substantially similar to those of the 80% coinsurance trust agreement.

Capital Maintenance Agreement.    Pursuant to a Capital Maintenance Agreement entered into between Citi and Prime Re, Citi has agreed to maintain sufficient capital in Prime Re to maintain Prime Re’s risk-based capital at not less than 250% of its Company Action Level, which is defined by its state regulator, the Vermont Department of Insurance, as the product of two times the risk-based capital (“RBC”) determined under Vermont’s RBC formula. In no event will Citi’s obligations under the Capital Maintenance Agreement exceed $512 million in the aggregate, and after the first five years of the Capital Maintenance Agreement, the maximum amount payable will be an aggregate amount equal to the lesser of $512 million or 15% of Prime Re’s statutory reserves.

Without the consent of Primerica Life and the Massachusetts Division of Insurance, Prime Re will neither assign nor amend the Capital Maintenance Agreement. The Capital Maintenance Agreement terminates upon the earlier to occur of (1) the termination of Prime Re’s obligations to us under the 80% and 10% coinsurance agreements described above or (2) Citi’s or its affiliate’s contributions totaling or exceeding $512 million to Prime Re or the reduced amount of the obligation as determined after the fifth year, in the aggregate.

Prime Reinsurance Company Covenants.    In addition to the terms of the coinsurance agreements stated above, Prime Re has also agreed to additional covenants that it will not:

•	engage in any business, other than the business provided by or relating to the 80% coinsurance agreement and the 10% coinsurance agreement;

•	write or assume any insurance or reinsurance risks that are not part of the business covered by the 80% coinsurance agreement and the 10% coinsurance agreement;

•

declare and pay distributions or dividends with respect to its common stock to Citi or any other equity owner of Prime Re unless Prime Re’s Total Adjusted Capital, (which is defined by the Vermont Department of Insurance as the sum of an insurer’s statutory capital and surplus reported in such insurer’s annual statement under Title 8 Section 3561 of the Vermont Statute and such other items, if any, as the RBC instructions may provide), immediately following any such distribution or dividend is not less than 250% of its Company Action Level; and

•

without the prior consent of the Massachusetts Division of Insurance, amend the 80% coinsurance agreement, the 10% coinsurance agreement, the 80% coinsurance trust agreement or the 10% coinsurance trust agreement.

NBLIC Reinsurance Transaction

NBLIC Coinsurance Agreement.     Immediately prior to the completion of our IPO, National Benefit Life Insurance Company (“NBLIC”), as ceding insurer, entered into a 90% coinsurance agreement with American Health and Life Insurance Company (“AHL”). Under that agreement, NBLIC ceded 90% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. In consideration of AHL assuming those policy liabilities, NBLIC paid an initial reinsurance premium to AHL of approximately $162 million. Additional reinsurance premiums paid by NBLIC to AHL going forward will be net of premiums paid on their current YRT reinsurance placed with third-party reinsurers. In connection with the block of business that NBLIC ceded to AHL under the 90% coinsurance agreement, it transferred approximately $162 million of assets to support the statutory liabilities assumed by AHL. In addition, AHL paid NBLIC an initial ceding commission of $138 million.

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AHL has established monthly settlement procedures by which NBLIC and AHL settle amounts due to each other and to reimburse NBLIC for claims under the term life insurance business covered by the agreement. AHL is also obligated to pay NBLIC a monthly expense allowance to reimburse NBLIC for its expenses in administering the business, including commissions and premium taxes on the reinsured business.

The 90% coinsurance agreement may be terminated either by mutual written consent of the parties or, after the third year, by AHL if NBLIC fails to pay AHL any amounts owed under the agreement, subject to a cure period.

The remaining terms of the NBLIC coinsurance agreement are substantially similar to those of the 80% coinsurance agreement between Primerica Life and Prime Re discussed above. In addition, the parties also executed a monitoring and reporting agreement between NBLIC and AHL.

NBLIC Trust Agreement.    To secure the payment of AHL’s obligations to NBLIC under the NBLIC coinsurance agreement, AHL is required to maintain in a trust account qualifying assets with an aggregate fair market value at least equal to the reinsurance obligations owed by AHL to NBLIC under the 90% coinsurance agreement. BNYM is administering the trust accounts solely for the benefit of NBLIC. The trust will comply with New York statutory credit for reinsurance requirements and will be governed by New York law.

The remaining material terms of the NBLIC trust agreement are substantially similar to those of the 80% coinsurance trust agreement for Primerica Life discussed above.

Over-Collateralization of the Trust.    In connection with the 90% coinsurance agreement between NBLIC and AHL, AHL has agreed that on any determination date as provided for in the 90% coinsurance agreement, if the aggregate amount of assets in the trust account do not have a fair market value at least equal to 115% of AHL’s obligations to NBLIC under the 90% coinsurance agreement, AHL will be required to deposit additional qualifying assets in order to maintain the aggregate fair market value of the trust account assets at such amount.

Primerica Life Canada Reinsurance Transaction

Primerica Life Canada Coinsurance Agreement.    Immediately prior to the completion of our IPO, Primerica Life Insurance Company of Canada (“Primerica Life Canada”), as ceding insurer, entered into an 80% coinsurance agreement with Financial Reassurance Company 2010 Ltd. (“FRAC”) Under that agreement, Primerica Life Canada ceded 80% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. Reinsurance premiums paid by Primerica Life Canada to Financial Reassurance Company 2010 Ltd. going forward will be net of premiums paid on their current YRT reinsurance placed with third-party reinsurers. In connection with the block of business that Primerica Life Canada ceded to Financial Reassurance Company 2010 Ltd., Financial Reassurance Company 2010 Ltd. paid to Primerica Life Canada the negative statutory reserve balance, approximately C$33 million. Statutory reserves in Canada are calculated using the policy premium method (“PPM”). The reserve under the PPM is the present value of future expected future cash flows using best estimate assumptions plus a provision for adverse deviations. Since the total present value of future premiums exceeded the present value of future benefits and expenses, using best estimate assumptions that included provisions for adverse deviations, the reserve was negative.

Financial Reassurance Company 2010 Ltd. established monthly settlement procedures by which Primerica Life Canada and Financial Reassurance Company 2010 Ltd. settle amounts due to each other, including the reimbursement of Primerica Life Canada for claims under the term life insurance business covered by such agreement. Financial

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Reassurance Company 2010 Ltd. is also obligated to pay Primerica Life Canada a monthly expense allowance to reimburse Primerica Life Canada for its expenses in administering the business, including commissions and premium taxes on the reinsured business. In addition, Financial Reassurance Company 2010 Ltd. paid Primerica Life Canada an initial ceding commission of C$74 million.

The remaining terms of the Primerica Life Canada coinsurance agreement are substantially similar to those of the 80% coinsurance agreement discussed above. In addition, the parties also executed a monitoring and reporting agreement between Primerica Life Canada and Financial Reassurance Company 2010 Ltd.

Primerica Life Canada Trust Agreement.     To secure the payment by Financial Reassurance Company 2010 Ltd. of its obligations to Primerica Life Canada under the Primerica Life Canada coinsurance agreement, Financial Reassurance Company 2010 Ltd. is required to maintain in a trust account qualifying assets with an aggregate fair market value at least equal to the greater of the reinsurance obligations owed by Financial Reassurance Company 2010 Ltd. to Primerica Life Canada under the Primerica Life Canada coinsurance agreement or the amount required for Primerica Life Canada to receive full credit for the purposes of its minimum continuing capital and surplus requirements (“MCCSR”), according to guidance provided by The Office of the Superintendent of Financial Institutions (Canada) (“OSFI”). The Office of the Superintendent of Financial Institutions is also a party to the trust agreement. An unaffiliated third-party trustee will administer the trust accounts solely for the benefit of Primerica Life Canada. The trust enables Primerica Life Canada to comply with the MCCSR under Canadian reinsurance requirements.

The remaining material terms of the Primerica Life Canada trust agreement are substantially similar to those of the 80% coinsurance trust agreement for Primerica Life discussed above.

Securities Issuance and Citi Note

As consideration for the businesses transferred to us by Citi prior to the completion of our IPO, we issued to Citi 74,999,900 shares of our common stock, warrants to purchase 4,103,110 shares of our common stock and the $300 million Citi note. See “— Transactions with Warburg Pincus in Connection with the Securities Purchase Agreement — Warrants” for additional information.

Agreements with Citi Lenders

Our sales representatives in the United States sell mortgage loan products of Citicorp Trust Bank, fsb (“CTB”) through Primerica Financial Services Home Mortgages, Inc. (“Primerica Mortgages”), our wholly owned mortgage broker. In March 2010, Primerica Mortgages entered into a loan brokerage agreement with CTB and CitiMortgage, Inc. (“CMI”), which provided for Primerica Mortgages to offer conforming fixed rate, fixed term, fully amortizing refinancing loans of CTB. In November 2010, the March 2010 agreement was amended to add Citibank, N.A. (“CBNA”) as a party and to provide CTB or CMI with the right to transition all or a portion of the processing, underwriting and funding of these loans to their affiliate, CBNA. The Agreement provides that the Lender (defined to include CTB, CMI and CBNA) will be the exclusive providers of our mortgage loan products in the United States through March 2012, after which time either we or the lender may terminate the Agreement.

Other Agreements with Citi

We have, and intend to maintain, certain standard customer agreements with Citi for automated clearing house and other electronic bill payment and cash account services, as well as cash accounts with various Citi entities. Additionally, we provide printing, warehousing and related services to various Citi entities. We provide policy administration, administrative services and related services to certain Citi-affiliated businesses in Ireland. The arrangements for these businesses in Ireland can be terminated by either us or Citi pursuant to the long-term services agreement described below.

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Intercompany Agreement

Indemnification.    The intercompany agreement provides that we will indemnify Citi and its officers, directors, employees and agents against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

•	any breach by us of the intercompany agreement or any other agreement with Citi;

•	the ownership or the operation of our assets or properties, and the operation or conduct of our business, prior to or following our IPO;

•	any other activities we engage in;

•	any guaranty, keepwell, net worth or financial condition maintenance agreement of or by Citi provided to any parties with respect to any of our actual or contingent obligations;

•	for any claim by our employees, former employees or sales representatives relating to the conversion of Citi equity-based awards; and

•	any communication by us to any of our employees with respect to certain employee benefits matters.

In addition, we agreed to indemnify Citi and its officers, directors, employees and agents against losses, including liabilities under the Securities Act, relating to misstatements in or omissions from the registration statement relating to our IPO and any other registration statement that we file under the Securities Act, other than misstatements or omissions made in reliance on information relating to and furnished by Citi for use in the preparation of that registration statement, against which Citi will agree to indemnify us.

However, we will not be required to indemnify any such persons with respect to any action brought by Warburg Pincus against Citi for indemnification under the securities purchase agreement.

Citi also agreed to indemnify us and our officers, directors, employees and agents against losses arising out of third-party claims (including, but not limited to, litigation matters and other claims) based on, arising out of or resulting from:

•	any breach by Citi of the intercompany agreement or any other agreement with us;

•	the ownership or the operation of Citi’s assets or properties, including the assets and liabilities transferred to Citi and the operation or conduct of Citi’s business, in each case excluding us;

•	any other activities Citi engages in, excluding our activities;

•	use of certain software prior to the date on which Citi ceased to own shares of our common stock representing 50% or more of our outstanding voting securities; and

•

claims related to our adherence to certain Citi employment policies prior to the date on which Citi ceased to own shares of our common stock representing 50% or more of our outstanding voting securities.

We and Citi have agreed that none of the foregoing indemnification provisions in the intercompany agreement will alter or mitigate any rights of our or Citi’s officers or directors to indemnification under our or Citi’s organizational documents or any other agreement.

Financial Information.    We have agreed that for so long as Citi beneficially owns at least 5% of our outstanding common stock, we will provide Citi with:

•	SEC reports and notices to stockholders; and

•	the right to inspect our books and records.

We have agreed that, for so long as Citi beneficially owns at least 20% of our outstanding common stock, in addition to the items mentioned above, we will provide Citi with copies of our budgets and financial projections, as well as the opportunity to meet with our management to discuss those budget projections. In addition, we have agreed that for so long as Citi is deemed to control us for bank regulatory purposes, we will provide Citi with

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such information or documents as Citi may deem necessary or advisable to monitor and ensure its compliance with the Bank Holding Company (“BHC”) Act or any other applicable bank regulatory law, rule, regulation, guidance, order or directive.

Equity Purchase Rights.    We have agreed that, to the extent permitted by the national securities exchange upon which our common stock is then listed and, so long as is necessary for Citi to continue to account for its investment in us using the equity method of accounting, Citi may purchase its pro rata share, based on its then current percentage equity interest in us, of any voting equity security issued by us, excluding any securities offered under employee stock options or other benefit plans, dividend reinvestment plans, other offerings other than for cash and any securities issued in connection with third-party transactions otherwise permitted by the intercompany agreement to be consummated without the consent of Citi.

Citi Control Rights.    We have agreed with Citi that until such time when Citi ceases to beneficially own shares of our common stock entitled to 20% or more of the votes entitled to be cast by the holders of our then outstanding common stock, the prior consent of Citi will be required for:

•

any consolidation or merger of us or any of our subsidiaries with any person (other than any of our subsidiaries), other than to acquire 100% of the equity ownership of another entity or to dispose of 100% of the equity ownership of one of our subsidiaries, in each case, involving consideration not to exceed $50 million;

•

any sale, lease, exchange or other disposition or any acquisition or investment by us or any series of related dispositions, acquisitions or investments, involving consideration in excess of $50 million (other than transactions between us and our subsidiaries);

•	any change in our authorized capital stock or creation of any class or series of our capital stock;

•

the issuance or sale by us or one of our subsidiaries of any equity securities or equity derivative securities, or the adoption of any equity incentive plan (other than a plan adopted in the ordinary course of business), except:

–	the issuance of shares by one of our subsidiaries to us or another of our subsidiaries;

–	pursuant to a director, employee and sales representative stock incentive award granted in the ordinary course of business;

–	in connection with consolidations, mergers, acquisitions, investments or dispositions for which Citi’s consent is not required as contemplated above; or

–	if our Board determines that we need to raise common equity capital for certain specified purposes so long as Citi has the right to participate in the equity sale;

•	our dissolution;

•	the amendment of various provisions of our certificate of incorporation and bylaws;

•	the declaration or payment of dividends on any class of our capital stock, except for pro rata dividends on shares of our common stock or mandatory dividends on shares of preferred stock;

•	any change in the number of directors on our Board of Directors; and

•

transactions with our affiliates, other than Citi and its affiliates, involving consideration in excess of $5 million, other than transactions on terms substantially the same as or more favorable to us than those that would be available from an unaffiliated third party and other than transactions between or among any of our subsidiaries.

Non-Solicitation and Non-Hire.    We have agreed with Citi that, for a period of two years following the completion of our IPO, neither of us will solicit or hire any of each other’s employees with total base salary plus bonus of $200,000 or more, without the consent of the

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other party. Citi has agreed that, for a period of two years following the completion of our IPO, Citi will not intentionally engage in a targeted solicitation of our sales representatives.

Non-Competition.    Until the earlier of 36 months following the completion of our IPO or such time as Citi no longer owns 20% of our outstanding common stock, Citi has agreed not to compete with us by engaging in direct sales by independent sales representatives of term life insurance products in the United States and Canada. This non-competition agreement is subject to certain customary exceptions, including in respect of minority investments and certain mergers and acquisitions transactions.

Customer Lists.    We have agreed with Citi that, following the completion of our IPO, Citi will not intentionally use any Prime Re customer list or database for purposes of marketing any products or services to those customers. We have agreed with Citi that, following the completion of our IPO, if we reasonably believe that Citi is using any of our customer lists or customer databases for marketing purposes and we notify Citi of such use, both parties will use good faith efforts to conduct an investigation and take corrective action, if appropriate.

Right of First Offer.    Subject to certain conditions, we have agreed with Citi that, for a period of two years following our IPO, Citi will have the right of first offer to provide us, on a non-exclusive basis, any financial or advisory service it does not currently provide us, at prevailing market rates, terms and conditions at the time of the offer, including investment banking and underwriting services. Citi will not have a right of first offer to provide us financial or advisory services if Citi does not provide such services to third parties in the ordinary course, or otherwise with such frequency as is customary in the market for such services, or if we make a good faith determination that Citi is unable to provide the services with an equal or greater level of quality as a third party could provide.

Mutual Litigation and Settlement Cooperation.    We and Citi have agreed to include each other in the settlement, and cooperate with each other in the defense, of threatened or filed third-party actions against either of us which involves the other party.

Compliance with Law.    We have agreed that so long as Citi is deemed to control us for bank regulatory purposes, without the written consent of Citi, we will not take any action or fail to take any action that we know, or reasonably should have known, would result in Citi being in non-compliance with the BHC Act or any other bank regulatory law, rule, regulation, guidance, order or directive and will correct such action or inaction taken unknowingly. If we and Citi disagree as to whether any such action or inaction by us would result in Citi being in non-compliance with the BHC Act or any other bank regulatory law, rule, regulation, guidance, order or directive, we and Citi will agree to resolve such disagreement in accordance with mutually agreed upon procedures.

Dispute Resolution.    The intercompany agreement contains provisions that govern, except as provided in any other intercompany agreement, the resolution of disputes, controversies or claims that may arise between us and Citi. The intercompany agreement generally provides that the parties will attempt in good faith to negotiate a resolution of disputes arising in connection with the intercompany agreement without resorting to arbitration. If these efforts are not successful, the dispute will be submitted to binding arbitration in accordance with the terms of the intercompany agreement, which will provide for the selection of a three-arbitrator panel and the conduct of the arbitration hearing, including limitations on the discovery rights of the parties. Except in certain very limited situations such as procedural irregularities or absence of due process, arbitral awards are generally final and non-appealable, even if they contain mistakes of law.

Further Actions and Assurances.    We have agreed with Citi that we will both take all reasonable action to ensure that any assets, properties, liabilities or obligations related to our business that were not properly identified as ours and transferred to us prior to the consummation of our IPO will be promptly transferred to us by Citi, and conversely, any

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assets, properties, liabilities or obligations not related to our business that were not properly identified as Citi’s and were transferred to us prior to the consummation of our IPO will be promptly transferred to Citi by us.

Intellectual Property.    Pursuant to the intercompany agreement, Citi assigned the software licenses, hardware and domain names relating exclusively to Primerica to us, subject to third-party consent rights. Citi also licensed to us certain Citi proprietary software that we use in our business. We may license certain of our trademarks to Citi to the extent necessary for Citi to comply with existing third-party arrangements and meet other business requirements.

Real Property

We will work together with Citi to determine the arrangements with regard to our sublease for our NBLIC operations in Long Island City, New York, which expires in August 2014. We will either continue to sublease from Citi or assign/sub-sublease the premises depending on our future business needs.

Registration Rights Agreement with Citi and Warburg Pincus

We entered into a registration rights agreement with Warburg Pincus and Citi pursuant to which we granted to Warburg Pincus and Citi certain demand and piggyback registration rights with respect to the shares of common stock owned by them. Warburg Pincus and Citi have so-called “piggyback” registration rights, which means that Warburg Pincus and Citi may include their shares of our common stock in any future registration of our common stock, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders (subject to certain cut-backs in priority for underwritten offerings upon the recommendation of the underwriters thereof). The registration rights agreement also provides that Warburg Pincus or Citi can require us to file registration statements with the SEC for the public resale of shares of our common stock owned by Warburg Pincus and Citi after the private sale, so-called “demand” registration rights. The inclusion of shares in any demand registration is subject to cut-backs in priority for underwritten offerings upon the recommendation of the underwriters thereof. Neither Warburg Pincus nor Citi will have the right to require a demand registration, unless it proposes to sell at least 5% of our outstanding common stock in such offering, or such offering represents all of its remaining shares of our common stock that are subject to registration rights agreements. Warburg Pincus and Citi will otherwise have the right to require us to file a shelf registration statement to permit the public resale of shares of our common stock held by them from time to time. These registration rights are transferable by Warburg Pincus and Citi. We have the right to sell up to 50% of the total number of shares to be included in any demand registration if our Board determines that we need to raise common equity capital in the public capital markets to either (i) make a capital contribution to one of our insurance subsidiaries as requested by the principal regulator for such insurance subsidiary or to maintain the financial strength rating of such insurance subsidiary, (ii) deleverage to address potential financial covenant defaults under any material debt agreement, or (iii) use the proceeds thereof to repay the Citi note.

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting fees, discounts and commissions applicable to the shares of common stock to be sold by Warburg Pincus or Citi and except for any costs and expenses of any insurance regulatory filings resulting from such sale. The registration rights agreement contains customary terms and provisions with respect to, among other things, registration procedures, including with respect to cooperation of management, timing of filings of registration statements and amendments, notifications regarding necessary changes to registration statements, entering into underwriting agreements and securities exchange listings. The registration rights agreement also provides for customary indemnification by us of Warburg Pincus and Citi in connection with third-party claims that

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arise out of untrue statements of material fact contained in any registration statement, or prospectus filed pursuant to such agreement or omissions to state in such registration statement or prospectus a material fact required to be stated in such registration statement or prospectus or necessary to make the statements in such registration statement or prospectus not misleading.

Transition Services Agreement

We entered into a transition services agreement with Citi related to the provision and receipt of certain corporate, administrative and other existing shared services effective as of the date of our IPO. Although we provide services to Citi, Citi provides us with the majority of the services contemplated under the transition services agreement, which currently include information technology, tax and a call center. In general, any costs incurred by either Citi or us, as a provider, in connection with the provision of a transition service is charged to the party receiving such transition service. Each party has the right to conduct audits related to the transition services provided by the other party.

Except for employee benefits and human resource related services, which ended on July 1, 2010, the initial term of the transition services agreement is 18 months from our IPO, and such term may be extended for up to an additional six months under certain circumstances. Certain other services may continue for a longer period as necessary to ensure compliance by Citi with applicable law or to allow us to continue to receive products or services pursuant to certain agreements between Citi and a third party. Either party may terminate the transition services agreement if the other party materially breaches the agreement or becomes insolvent, the performance of the services is rendered impossible due to circumstances beyond the other party’s control, or such termination is required by governmental authorities. In addition, either party receiving a service may terminate any service upon 60 days’ prior written notice, except that we may not terminate certain services where doing so would cause Citi to be in non-compliance with the BHC Act or any other bank regulatory law, rule, regulation, guidance, order or directive.

Each party will indemnify the other for any losses arising from a third-party claim which results from (a) such party’s material breach of the transition services agreement or (b) the services provided by such party infringing a third party’s intellectual property. Subject to certain exceptions, (a) Citi’s liability will be capped at the fees payable by us during the first 12 months of the term of the transition services agreement and (b) our liability will be capped at the greater of (i) the fees payable by Citi during the first 12 months of the transition services agreement and (ii) $600,000.

We intend to develop our own internal capabilities in the future in order to reduce our reliance on Citi for the services Citi provides under the transition services agreement and have already terminated most of the Citi services. In 2010, we paid Citi an aggregate of $6.2 million pursuant to the transition services agreement.

Tax Separation Agreement

In connection with our IPO, we and Citi entered into a tax separation agreement that governs certain tax-related matters. Under the tax separation agreement, Citi generally will indemnify us against liability for any tax relating to a period prior to the closing of our IPO not attributable to our group, all consolidated and combined federal and state income taxes and certain Canadian taxes for periods prior to the closing of our IPO attributable to our group, and any taxes for periods prior to the closing of our IPO resulting from the section 338 elections and the various related restructuring transactions implemented in connection with the separation transaction. We generally will indemnify Citi against any liability for all other taxes attributable to us. We have the right to be notified of and informed about tax matters for which we are financially responsible under the terms of the tax separation agreement. The tax separation agreement further provides for cooperation between Citi and us with respect to tax matters, the exchange of information and the retention of certain tax-related records.

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Long-Term Services Agreement

We entered into a long-term services agreement with Citi for the provision of services to certain Citi businesses in Ireland,

the United Kingdom and Spain, which took effect upon the completion of our IPO. We provide such Citi businesses with analytical, information technology and data center services in connection with certain insurance policies administered by such businesses. In general, we charge such Citi businesses a monthly fee for such services, and such Citi businesses reimburse us for certain other costs incurred by us in connection with the provision of such services.

The long-term services agreement will continue until such time as no such insurance policies remain in force at such Citi businesses. Citi may terminate the agreement upon prior written notice. We may terminate the agreement upon prior written notice under certain circumstances and in the event of any change of control of the Citi businesses. In addition, either party may terminate the agreement in the event of a material uncured breach by the other party, if the other party becomes insolvent or if the performance of the services is rendered impossible due to circumstances beyond the other party’s control. We are required to provide certain migration services to the Citi businesses upon termination of the long-term services agreement.

The Citi businesses will indemnify us for any loss arising from a third-party claim which results from their material breach of the agreement. We will indemnify the Citi businesses for any losses arising from a third- party claim which results from (a) our material breach of the agreement or (b) the services provided by us infringing a third party’s intellectual property. Subject to certain exceptions, each party’s liability for any claim during a contract year will be capped at the fees payable by the Citi businesses during such year.

Relationship with Citi Prior to Our Initial Public Offering

The table below details revenue (expense) recognized in connection with various intercompany arrangements in 2010:

(In millions)
Arrangements related to loans	$2.6
Arrangements related to investment and savings products	(1.6)
Arrangements related to European affiliates	0.2
Arrangements related to global corporate services	(3.0)
Arrangements related to real estate	(0.2)
Arrangements related to benefits and compensation	7.2
Other arrangements, net	0.4

Net revenue	$5.6

Set forth below is a summary of our transactions with Citi reflected in the table above:

Arrangements Related to Loans.    Our sales representatives in the United States sell mortgage products of CTB through Primerica Mortgages, our wholly owned mortgage broker, and previously sold unsecured loans through CBNA and, in California, through CTB. Our unsecured loan program terminated on December 31, 2010. Our sales representatives in Canada referred mortgage loan clients to Citicorp Home Mortgage, a division of Citi Financial Canada, Inc., through March 2010. Our Canadian entities also licensed certain trademarks to CitiFinancial Canada. We also previously sold certain other loan products originated by Citi entities.

Arrangements Related to Investment and Savings Products.    Prior to our IPO, Citi has handled telephone inquiries from Primerica clients and sales representatives for PSS mutual fund client accounts. Citi also performed a regulatory review of sales literature and a due diligence review of mutual funds that we sell.

Arrangements Related to European Affiliates.    Citi subsidiaries in Ireland, Spain and the United Kingdom formerly sold financial products similar to those that we sell. Prior to our IPO, we provided agency support, accounting, budgeting, website support, policy administration and related services to these Citi subsidiaries. Pursuant to a cost sharing agreement, costs for these services were

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charged based on costs incurred by us or were allocated by headcount.

Arrangements Related to Global Corporate Services.    Prior to our IPO, we received various services provided by Citi for which we incurred intercompany charges (which, to the extent the service or payment continued after our IPO, such service or payment are provided for in the transition services agreement), including:

•	corporate tax services related to the preparation of periodic filings and tax planning assistance;

•	legal, compliance and government relations services;

•	internal audit and control services;

•	human resource, including payroll and support services;

•	technology services and support;

•	participation in various Citi insurance policies, including directors & officers, workers’ compensation, global property and casualty;

•	finance and risk management;

•	branding services and franchise marketing;

•	product innovation services; and

•	corporate affairs and community relations.

Arrangements Related to Real Estate.    Since September 1, 2009, we have sublet from Citi approximately 31,700 square feet of office space in Long Island City, New York, under a five-year sublease that is due to expire on August 31, 2014. Previously, we leased from Citi approximately 53,000 square feet of office space in New York, New York, under a 15-year lease that was due to expire on November 30, 2010 but was terminated by Citi as of September 2009. In connection with these lease arrangements, we pay Citi for realty related charges.

Arrangements Related to Benefits and Compensation.    Prior to our IPO, our employees participated in Citi’s employee benefits plans, including retirement programs, medical benefits and incentive compensation plans.

We were a participating subsidiary in the Citi Pension Plan, a qualified, noncontributory defined benefit pension plan. The Citi pension plan was closed to new participants on December 31, 2006, and ceased cash balance accruals for all participants on December 31, 2007.

We had also been a participating subsidiary in the Citi 401(k) Plan, a qualified, contributory defined contribution pension plan with a company matching contribution. Citi also provided services to us related to our employee benefits programs, including payroll processing, insurance plans, 401(k) and pension plan. We paid for the funding and administration of our employee benefit programs via a fringe pool charge through which the amounts for our employees were paid to Citi. The aggregate cost to us for the funding of, and services related to, these programs was $5.1 million for 2010. Citi granted options to purchase shares of its common stock to our officers and employees. We incurred expenses under this plan of $1.4 million for 2010.

We had also been a participating subsidiary in Citi’s equity compensation programs, including CAP discussed under the heading “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.” Under this plan, Citi’s restricted stock was issued to participating officers, key employees and certain sales representatives. Unearned compensation expense associated with the Citi restricted and deferred stock grants issued under CAP, which represents the market value of Citigroup Inc.’s common stock at the date of grant, and the remaining unamortized portion of our previous plan shares, is included with other assets in the balance sheet and is recognized as a charge to income ratably over the vesting period. We incurred expenses under this plan of $1.7 million for 2010.

We participated in a Citigroup Ownership Program sponsored by Citi. We incurred expenses under this plan of $0.2 million for 2010.

Other Arrangements, Net.    We provided printing, shipping and warehousing of printed materials to Citi-affiliated entities. Payments to us for such services were $0.6 million for 2010.

We paid banking fees for services, including cash management, automated clearing house, funds transfer and lockbox services, to Citibank of $0.2 million for 2010.

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Transactions with Warburg Pincus In Connection with the Securities Purchase Agreement

On February 8, 2010, we and Citi entered into a securities purchase agreement with Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., private equity funds managed by Warburg Pincus, pursuant to which Warburg Pincus acquired from Citi in mid-April 2010:

•	16,412,440 shares of common stock; and

•	warrants that, if exercised, would permit Warburg Pincus to purchase from us 4,103,110 shares of our common stock at $18.00 per share.

Immediately following completion of the private sale, Warburg Pincus owned approximately 22% of our then outstanding common stock. Warburg Pincus & Co. and Warburg Pincus LLC have agreed that, subject to exceptions, they and their controlled affiliates will not own more than 35% of the voting power of our outstanding voting securities or 45% of our economic equity interests. See — Standstill.”

Registration Rights.    Warburg Pincus is entitled to registration rights with respect to its shares of common stock, which are described in the section entitled “Related Party Transactions — Transactions With Citi in Connection with Our Initial Public Offering — Registration Rights Agreement with Citi and Warburg Pincus.”

Warrants.    In conjunction with its sale of shares of our common stock to Warburg Pincus, Citi also sold to Warburg Pincus the warrants it received pursuant to our reorganization. The warrants are exercisable for an aggregate of 4,103,110 shares of our common stock or non-voting common stock to be issued by us, at an exercise price of $18.00 per share. The warrants are exercisable by the holder for a term of seven years. The warrants may be net share settled at the option of the warrant holder, which means that a warrant holder can elect to receive the number of shares of common stock or non-voting common stock equal to the number of shares into which the warrant is exercisable less the number of shares equal to the value of the aggregate exercise price therefor. The warrant holder is not entitled to receipt of dividends declared on the underlying common stock or non-voting common stock (but will be entitled to adjustments for extraordinary dividends), or to any voting or other rights that might accrue to holders of common stock or non-voting common stock. The warrants are subject to restrictions on transfer agreed to by Warburg Pincus in the securities purchase agreement, as described below in the section entitled “— Lock-Up.”

For so long as Warburg Pincus or its affiliates holds the warrants, they will be exercisable either for shares of our common stock or an equivalent number of shares of our non-voting common stock. Pursuant to the securities purchase agreement, if any exercise of the warrants would cause Warburg Pincus & Co. and Warburg Pincus LLC and their controlled affiliates to own more than 35% of the voting power of our outstanding voting securities, the warrants would then only be exercisable for shares of common stock up to such 35% threshold, and in lieu of any incremental shares of our common stock that would otherwise be issued upon such exercise, Warburg Pincus would be entitled to receive shares of our non-voting common stock. Any shares of our non-voting common stock issued to Warburg Pincus will be convertible into shares of our common stock by Warburg Pincus on a one-for-one basis, subject to such 35% voting ownership restriction.

In addition to customary adjustments for stock dividends, subdivisions, combinations, reclassifications, noncash distributions, and business combinations, the holders of the warrants will be entitled to anti-dilution adjustments for below-market issuances and above-market repurchases of our common stock based on a weighted-average adjustment formula. If we issue or sell any shares of our common stock, other than in certain excluded transactions, for less than the average market price of our common stock over the ten trading day period prior to the date on which we announce such issuance or sale, then the number of shares of our common stock or non-voting common stock for which a warrant is exercisable and the exercise price thereof will be adjusted. Similarly, if we repurchase any shares of our common stock for cash for greater than the average market price of our common stock over the ten trading day period

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prior to the date on which we announce the pricing for such repurchase, then the number of shares of our common stock or non-voting common stock for which a warrant is exercisable and the exercise price thereof will be adjusted.

Standstill.    Pursuant to the securities purchase agreement, Warburg Pincus & Co. and Warburg Pincus LLC have agreed that they and their controlled affiliates will not hold, directly or indirectly, common stock or other voting equity securities that would entitle them, collectively, to vote more than 35% of the voting power represented by all of our outstanding common stock and our other voting equity securities. In addition, pursuant to the securities purchase agreement, Warburg Pincus & Co. and Warburg Pincus LLC have agreed that they and their controlled affiliates will not own more than 45% of the sum of the following, which we refer to as economic equity interests:

•

the aggregate number of our outstanding shares of capital stock, including our common stock, our non-voting common stock, our preferred stock and any of our other equity securities entitling the holder to receive profits and losses or distributions upon liquidation (for purposes of this calculation, to the extent any shares of our preferred stock or other equity interests have rights with respect to profits and losses and/or distributions upon liquidation that are disproportionate to our common stock, the number of such preferred shares or other equity interests included in the calculation shall equal the number of shares of our common stock or non-voting common stock, as applicable, as such shares of our preferred stock or other equity interests may then be converted or exchanged, and if such shares of our preferred stock or other equity interests are not then convertible or exchangeable for our common stock or non-voting common stock, the number of such preferred shares or other equity interests included in the calculation shall be weighted to account for any such disproportionate economic rights as reasonably determined by the disinterested members of our Board);

•

the maximum number of equity interests that may be issued as of the relevant time of determination, upon exercise, conversion or exchange of any outstanding options, warrants or other rights to purchase or acquire, directly or indirectly, any equity interests; and

•

any granted or vested RSUs, restricted stock, SARs, phantom unit or stock or other award that has rights with respect to profits and losses and/or distributions upon liquidation based in whole or in part on the price of our common stock.

Warburg Pincus & Co., Warburg Pincus LLC and their controlled affiliates would be entitled to hold in excess of the 35% and 45% limitations described above to the extent that the percentage of outstanding voting securities or economic equity interests, respectively, held by them increases due to any decrease in the number of our outstanding shares of common stock as a result of actions taken by us, such as share repurchases and buybacks, net of the effect of any future issuance of common shares by us (other than future issuances that do not affect the stockholders’ relative percentage equity ownership in us, such as a stock split).

Lock-Up.    Subject to the exceptions described below, Warburg Pincus has agreed not to transfer any shares of our common stock or warrants acquired pursuant to the securities purchase agreement or shares of our common stock or non-voting common stock issued upon the exercise of such warrants until the earlier of 18 months after the completion of our IPO or the reduction of Citi’s beneficial ownership interest in our outstanding common stock to less than 10%. However, Warburg Pincus will be permitted to transfer shares of our common stock or warrants or shares of our common stock issued upon the exercise of such warrants during the lock-up period (1) to any person that is not a competitor of ours (defined as a manufacturer or distributor of life insurance products) so long as such transfer does not involve a public offering and such transferee agrees to the same restrictions on transfer that would otherwise apply to Warburg Pincus; (2) pursuant to a merger, tender offer or exchange offer, or other business combination, asset acquisition or similar transaction, or change of control of our company that has

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been approved by our Board of Directors; and (3) in order to cure any unintentional violations of Warburg Pincus’ ownership restrictions. The lock-up agreement will expire on the earlier of 18 months after the completion of our IPO or the reduction of Citi’s beneficial ownership interest in our outstanding common stock to less than 10%, or upon (i) the consent of us and Citi; (ii) the material breach by us of any covenants in the securities purchase agreement or by Citi of its agreement to vote in favor of Warburg Pincus’ nominees to our Board of Directors; (iii) an enforcement action that would reasonably be expected to have a material adverse effect on us; or (iv) upon a change of control of our company.

Right to Exchange.    Warburg Pincus will have the right to exchange any shares of non-voting common stock that it receives upon exercise of the warrants issued pursuant to the securities purchase agreement on a one-for-one basis for shares of our common stock, and to exchange any shares of common stock owned by it for shares of our non-voting common stock on a one-for-one basis. Pursuant to the securities purchase agreement, Warburg Pincus & Co. and Warburg Pincus LLC will not be permitted to exchange non-voting common stock for voting common stock if the exchange would result in their and their controlled affiliates’ ownership of more than 35% of the voting power of our outstanding voting securities in violation of the 35% limitation described above.

Board Rights.    We have agreed with Warburg Pincus that, unless it consents otherwise and subject to the terms of our certificate of incorporation, our Board of Directors will be comprised of no more than nine members, of which not more than one director will be nominated by Citi and not more than two directors will be our officers or employees. Warburg Pincus is entitled to nominate two directors to serve on our board. Warburg Pincus’ two nominees to our board of directors are Messrs. Martin and Zilberman. However, once Warburg Pincus’ Investor Ownership Percentage (as defined below) is less than 15%, but greater than 7.5%, Warburg Pincus will only be entitled to nominate one director to serve on our Board. In addition, for so long as Warburg Pincus’ Investor Ownership Percentage is at least 7.5% and subject to applicable law and the rules and regulations of the NYSE (including independence requirements), each committee of our board of directors must include at least one of Warburg Pincus’ nominees. Investor Ownership Percentage is calculated by dividing (i) the number of shares of our common stock beneficially owned by Warburg Pincus and its affiliates in the aggregate (assuming exercise or conversion of all securities held by Warburg Pincus and its affiliates that are exercisable for or convertible into shares of our common stock, regardless of whether such conversion or exercise would be permitted at such time); by (ii) the number of shares of our common stock outstanding at such time (assuming exercise or conversion of all securities that are exercisable for or convertible into our common stock, regardless of whether such conversion or exercise would be permitted at such time). However, any shares of our common stock (or securities exercisable for or convertible into our common stock), RSUs, restricted stock, SARs, phantom unit or stock or other award based in whole or in part on the price of our common stock issued or granted after the closing date of the private sale to any person other than Warburg Pincus and its affiliates are to be excluded for purposes of such calculation.

For so long as Warburg Pincus has rights to nominate one or two directors, we have agreed to nominate Warburg Pincus’ designees as our nominees with respect to such positions on our Board of Directors, and Citi has agreed to vote its shares of our common stock in favor of Warburg Pincus’ Board nominees.

Observer and Informational Rights.    If Warburg Pincus’ Investor Ownership Percentage is less than 7.5% but greater than 5%, it will be entitled to have a non-voting observer attend meetings of our Board of Directors and receive information about us, subject to our Board’s compliance with fiduciary duties and confidentiality obligations. We have also agreed with Warburg Pincus that for so long as Warburg Pincus’ Investor Ownership Percentage is greater than 5%, it will be entitled to receive from us financial and operating data that we otherwise prepare for our Board, and to obtain additional information with respect thereto within 30 days after each quarter. In addition, for so long as Warburg

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Pincus’ Investor Ownership Percentage is greater than 5%, we will provide Warburg Pincus with:

•	SEC reports and notices to stockholders;

•	the right to inspect our books and records;

•	copies of our budget and financial projections; and

•	the opportunity to meet with our management to discuss our budget projections.

Consent Rights.    For so long as Warburg Pincus’ Governance Ownership Percentage (as defined below) is at least 10%, and Warburg Pincus’ Investor Ownership Percentage is at least 20%, the prior written consent of Warburg Pincus will be required for:

•

any consolidation or merger of us or any of our subsidiaries with any person (other than any of our subsidiaries), other than to acquire 100% of the equity ownership of another entity or to dispose of 100% of the equity ownership of one of our subsidiaries, in each case, involving consideration not to exceed $50 million;

•

any sale, lease, exchange or other disposition or any acquisition or investment by us or any series of related dispositions, acquisitions or investments, involving consideration in excess of $50 million (other than transactions between us and our subsidiaries);

•	any change in our authorized capital stock or creation of any class or series of our capital stock;

•

the issuance or sale by us or one of our subsidiaries of any equity securities or equity derivative securities, or the adoption of any equity incentive plan (other than a plan adopted in the ordinary course of business), except:

–	the issuance of shares by one of our subsidiaries to us or another of our subsidiaries;

–	in connection with any transactions concurrent with our IPO;

–	pursuant to a director, employee and sales representative stock incentive award granted in the ordinary course of business;

–	in connection with consolidations, mergers, acquisitions, investments or dispositions for which Warburg Pincus’ consent is not required as contemplated above; or

–	if our Board determines that we need to raise common equity capital for certain specified purposes so long as Warburg Pincus has the right to participate in the equity sale;

•	our dissolution;

•	the amendment of various provisions of our certificate of incorporation and bylaws;

•	the declaration or payment of dividends on any class of our capital stock, except for pro rata dividends on shares of our common stock or mandatory dividends on shares of preferred stock;

•	any change in the number of directors on our Board of Directors; and

•

transactions with our affiliates, other than Warburg Pincus and its affiliates, involving consideration in excess of $5 million, other than transactions on terms substantially the same as or more favorable to us than those that would be available from an unaffiliated third party and other than transactions between or among any of our subsidiaries.

Governance Ownership Percentage is calculated by dividing (i) the number of shares of our common stock beneficially owned by Warburg Pincus and its affiliates in the aggregate (assuming exercise or conversion of all securities held by Warburg Pincus and its affiliates that are exercisable for or convertible into shares of common stock, regardless of whether such conversion or exercise would be permitted at such time); by (ii) the number of shares of our common stock outstanding at such time (assuming exercise or conversion of all securities that are exercisable for or convertible into our common stock, regardless of whether such conversion or exercise would be permitted at such time). However, for purposes of calculating Governance Ownership Percentage, any shares of our common stock (or securities exercisable for or convertible into our common stock), RSUs, restricted stock, SARs, phantom unit or stock or other award

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based in whole or in part on the price of our common stock granted or awarded pursuant to any of our or our subsidiaries’ equity incentive plans are to be excluded.

Preemptive-Type Rights.    For so long as Warburg Pincus’ Investor Ownership Percentage is at least 20%, we have agreed to grant preemptive-type rights to Warburg Pincus to acquire from us equity securities proposed to be issued by us in any public offering or private placement, subject to certain excluded issuances that do not trigger Warburg Pincus’ preemptive-type rights, at the same price as the equity is being sold to third parties, net of any underwriting fees and discounts, in order for Warburg Pincus to maintain its relative percentage equity in us.

Right of First Offer.    Citi has agreed that, for so long as it owns at least 5% of our outstanding common stock, Warburg Pincus has a right of first offer so that Warburg Pincus may offer to acquire shares of our common stock proposed to be sold by Citi in any public offering or private placement on the same terms as such proposed issuance, subject to specified exceptions including transfer to affiliates within Citi, transfers to charitable organizations for no consideration and transfers that in the aggregate do not exceed 1% of our outstanding common stock. Pursuant to the securities purchase agreement, Warburg Pincus & Co. and Warburg Pincus LLC would not be entitled to exercise its right of first offer if they and their controlled affiliates would own more than 35% of the voting power of our outstanding voting securities or 45% of our economic equity interests. In any case, Citi may decline Warburg Pincus’ offer if it determines in good faith that it is reasonably likely to obtain a higher price from a third party or the public.

Anti-Takeover Considerations.    We have agreed not to institute a stockholder rights plan that limits the ability of Warburg Pincus (or any permitted transferee of Warburg Pincus that receives at least 10% of our outstanding common stock) from acquiring additional shares of our common stock other than the limits described above in “— Standstill.” We have also agreed to take all action necessary so that the limitations on business combinations prescribed by Section 203 of the Delaware General Corporation Law are not applicable to Warburg Pincus and any permitted transferee of Warburg Pincus that receives at least 10% of our outstanding common stock.

Indemnification.    We agreed to indemnify Warburg Pincus for losses it incurs arising out of or resulting from breaches of our agreements and covenants in the securities purchase agreement that are performed after the closing of the transactions contemplated by the securities purchase agreement. We did not make representations or warranties to Warburg Pincus in the securities purchase agreement, nor did we agree to indemnify Warburg Pincus for any breach of the representations and warranties made by Citi in the securities purchase agreement. Warburg Pincus has agreed to indemnify Citi and us for losses that Citi or we incur arising out of or resulting from inaccuracies in or breaches of its representations, warranties, agreements and covenants in the securities purchase agreement.

The intercompany agreement between us and Citi provides that we will indemnify Citi and its officers, directors, employees and agents against losses arising out of third-party claims described in the section entitled “—Transactions with Citi in Connection with Our Initial Public Offering — Intercompany Agreement — Indemnification.” However, we will not be required to indemnify any such persons with respect to any action brought by Warburg Pincus against Citi for indemnification under the securities purchase agreement.

By Order of the Board

PETER W. SCHNEIDER

Corporate Secretary

Duluth, Georgia

March 31, 2011

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Location for the 2011 Annual Meeting of Stockholders

PRIMERICA, INC.

Wednesday, May 18, 2011 at 10:00 a.m., local time

Dream Theater

Home Office Headquarters Building

3100 Breckinridge Boulevard

Duluth, Georgia 30099

From downtown Atlanta:

•	Take I-85 North to Pleasant Hill Road — Exit 104

•	Turn right onto Pleasant Hill Road

•	At the first stoplight, turn left onto Breckinridge Boulevard

•	Go approximately 2 miles; to the second Primerica sign on the right and turn right into 3100 Breckinridge Boulevard

•	Go to stop sign, turn left

•	The Dream Theater is in the 3-story red brick and glass building

Please note that attendance at the meeting will be limited to stockholders of Primerica, Inc. as of the record date (or their authorized representatives). You will be required to provide the admission ticket that is detachable from your proxy card or other evidence of ownership. If your shares are held by a bank or broker, please bring your bank or broker statement evidencing your beneficial ownership of Primerica stock as of the record date to gain admission to the Annual Meeting.

PRIMERICA, INC. 3120 BRECKINRIDGE BLVD. DULUTH, GA 30099

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 17, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30672-P07020                      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIMERICA, INC. The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1.	Election of Directors
Nominees:
01) John A. Addison, Jr.
02) Robert F. McCullough
						For	Against	Abstain
2.	To approve an amendment to the Primerica, Inc. 2010 Omnibus Incentive Plan.					☐	☐	☐
3.	To ratify the appointment of an independent registered public accounting firm for fiscal 2011.					☐	☐	☐
4.	To approve, by non-binding vote, executive compensation.					☐	☐	☐
The Board of Directors recommends you vote for 3 years:					1 Year	2 Years	3 Years	Abstain
5.	To recommend, by non-binding vote, the frequency of executive compensation votes.				☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 and for 3 years for proposal 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Please indicate if you plan to attend this meeting.		Yes	No
		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Admission Ticket

(Not Transferable)

May 18, 2011

10:00 a.m.

3100 Breckinridge Boulevard, Duluth, GA 30099

Please detach this admission ticket and bring it with you, along with photo identification, in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

The doors will open at 9:30 a.m.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M30673-P07020

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRIMERICA, INC.

The undersigned hereby appoints John A. Addison, Jr., Peter W. Schneider and D. Richard Williams, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PRIMERICA, INC. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, May 18, 2011 at the Company’s Headquarters or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR 3 YEARS FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed, on the other side)